SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant    [_]

Check the appropriate box:

[X]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))

[_]	Definitive Proxy Statement

[_]	Definitive Additional Materials

[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Minnesota Mining and Manufacturing Company

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

W. James McNerney, Jr.
Chairman of the Board
and Chief Executive Officer

March 29, 2004

Dear Stockholder:

        I am pleased to invite you to attend 3M’s Annual Meeting of Stockholders, which will be held on Tuesday, May 11, 2004, at 10 a.m., at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on Company operations and discuss our plans for growth. We also will leave time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communications and understanding. We sincerely hope you will be able to be with us. Your attendance cards to the Annual Meeting are located on the back cover of this proxy statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Please review the instructions on the proxy card regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2004 ANNUAL MEETING OF STOCKHOLDERS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	iii
Proxy Statement	1
Purpose of the Annual Meeting	1
Annual Meeting Admission	1
Quorum	1
Stockholders Entitled to Vote	1
Proposals You Are Asked to Vote On and the Board's Voting Recommendations	2
Required Vote	2
Voting Methods	3
Changing Your Vote	3
Counting the Vote	3
Confidentiality	4
Results of the Vote	4
Delivery of Proxy Materials	4
List of Stockholders	4
Electronic Delivery of Proxy Materials and Annual Report	4
Cost of Proxy Solicitation	5
Transfer Agent	5
Governance of the Company	6
Corporate Governance Guidelines	6
Presiding Director	6
Communication with Directors	6
Director Independence	6
3M Business Conduct Policies	7
Board Structure and Committee Membership	8
Audit Committee	8
Compensation Committee	9
Nominating and Governance Committee	9
Public Issues Committee	10
Nomination Process	10
Role of the Nominating and Governance Committee	10
Stockholder Proposed Nominees for Consideration by the Committee	10
Stockholder Nominations	11
Director Qualifications	11
Identification, Evaluation and Selection of Nominees	11

i

Director Compensation and Stock Ownership Guidelines	12
Director Attendance at Annual Meetings of Stockholders	12
Proposals To Be Voted On	13
Proposal No. 1 - Election of Directors	13
Proposal No. 2 - Ratification of Independent Auditors	16
Proposal No. 3 - Proposal to Approve an Amendment to the Certificate of Incorporation to Increase the Authorized Common Stock	16
Proposal No. 4 - Stockholder Proposal	17
Common Stock Ownership of Directors and Executive Officers	20
Beneficial Ownership Table	20
Security Ownership of More Than 5 Percent Shareholders	21
Section 16(a) Beneficial Ownership Reporting Compliance	21
Executive Compensation	22
Summary Compensation Table	22
Option Grants in Last Fiscal Year	24
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	25
Long-Term Incentive Plan Awards Table	26
Employment Contracts, Termination of Employment, and Change-in-Control Arrangements	26
Retirement Benefits	30
Compensation Committee Report on Executive Compensation	31
Compensation Committee Interlocks and Insider Participation	34
Audit Committee Report	34
Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	35
Independent Auditor’s Fees	36
Stock Performance Graph	37
Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting	38
Appendix A – Corporate Governance Guidelines	A-	1
Appendix B – Audit Committee Charter	B-	1
Appendix C – Compensation Committee Charter	C-	1
Appendix D - Nominating and Governance Committee Charter	D-	1
Appendix E - Public Issues Committee Charter	E-	1

ii

3M Company 3M Center, St. Paul, Minnesota 55144 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Tuesday, May 11, 2004

PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota

ITEMS OF BUSINESS	(1) To elect directors to a 3-year term.
(2)    To ratify the appointment of PricewaterhouseCoopers LLP as 3M’s independent auditors.
(3)    To approve an amendment to the Certificate of Incorporation to increase the authorized common stock.
(4)    To vote on one stockholder proposal if properly presented at the meeting.
(5)    To transact such other business as may properly come before the
Annual Meeting and any adjournment or postponement.

RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 12, 2004.

ANNUAL REPORT	Our 2003 Annual Report, which is not part of the proxy soliciting materials, is enclosed.

MEETING ADMISSION	Two cutout admission tickets are included on the back cover of this proxy statement.

PROXY VOTING	Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy

(1)    Over the Internet,
(2)    By telephone, or
(3)    By mail.

For specific instructions, please refer to the QUESTIONS AND ANSWERS on page 1 of this proxy statement and the voting instructions on the proxy card.

By Order of the Board of Directors GREGG M. LARSON Assistant General Counsel and Secretary THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT MARCH 29, 2004. iii

PROXY STATEMENT

        The Board of Directors (the “Board”) of 3M Company (“3M” or the “Company”) is soliciting proxies for the Annual Meeting of Stockholders. You are receiving a proxy statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this proxy statement relates to proposals to be voted on at the meeting (if properly presented), voting process, compensation of directors and our most highly paid officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

        Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is on the back of this proxy statement. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. Tickets are also available on the Internet voting site —www.eproxy.com/mmm.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Quorum

        A quorum is the minimum number of shares required to hold a meeting. Under 3M’s Bylaws, a quorum requires a majority of the outstanding shares of stock entitled to vote at the meeting must be represented in person or by proxy at the meeting. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 12, 2004, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were [xxx,000,000] shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•

STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M’s Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting.

•

BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

1

•

If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction, and shares not allocated to individual participant accounts by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

        The following proposals are scheduled to be voted on at the meeting. 3M’s Board recommends that you vote your shares as indicated below.

Proposals:	The Board’s Voting Recommendation:
1. The election of directors for a 3-year term	“FOR” each nominee to the Board
2. The ratification of the appointment of PricewaterhouseCoopers LLP as 3M’s independent auditors	“FOR”
3. Proposal to Approve an Amendment to the Certificate of Incorporation to Increase the Authorized Common Stock	“FOR”
4. Consideration of a stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer, if it is properly presented at the meeting.	“AGAINST”

        Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons named as proxy holders — W. James McNerney, Jr., 3M’s Chairman and CEO, Edward A. Brennan, and Rozanne L. Ridgway — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Required Vote

        Director Nominees — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

        Amendment of Certificate of Incorporation — The affirmative “FOR” vote by the holders of a majority of the outstanding common stock entitled to vote is required to approve the amendment to the Company’s Certificate of Incorporation. Since stockholder approval is dependent upon receipt of the affirmative vote of the holders of a majority of the outstanding common stock, any abstention, broker non-vote or other failure to cast an affirmative vote for this proposal will have the effect of a vote against this proposal.

        Except as noted above, all other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section above entitled “Quorum.” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. The stockholder proposal is presented as a request to the Board to take action. Affirmative votes for this proposal will inform the Board about the level of interest in this proposal.

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 10:00 p.m. on the day before the Annual Meeting. Participants in 3M’s Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 5:00 p.m. (Central Time) on May 6, 2004.

•

VOTE BY INTERNET — www.eproxy.com/mmm — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card) to create an electronic ballot.

•

VOTE BY TELEPHONE — 1-800-560-1965 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card). Follow the recorded instructions.

•

VOTE BY MAIL — You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommended. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 10, 2004.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

        In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in “Shareholders Entitled to Vote” on page 1.

        Representatives of Wells Fargo Bank, N.A., 3M’s transfer agent, will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company’s Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2004. A news release with voting results will be available on our Web site www.3M.com/profile/pressbox/index.jhtml.

Delivery of Proxy Materials

        Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting our transfer agent, Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing to 161 North Concord Exchange, South St. Paul, MN 55075.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 3M Center, St. Paul, Minnesota, by contacting the Secretary of the Company.

Electronic Delivery of Proxy Materials and Annual Report

        We are able to distribute the Annual Report and Proxy Statement to 3M stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you choose to view these materials online, you will continue to receive a proxy card in the mail. You may make this election when voting your proxy this year: simply follow the instructions to vote via the Internet or go directly to www.econsent.com/mmm to register your consent. Have your account number (found above your name and address on your dividend check stub) and your Social Security Number (if you have one) available. Your election to view proxy materials online continues until you revoke it. Future proxy cards will contain the Internet Web site address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $15,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, 161 North Concord Exchange, South St. Paul, MN 55075.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the framework for the governance of the Company. The Board’s Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our Web site at www.3M.com, under Investor Relations – Corporate Governance. The Guidelines and charters of the Board committees are also attached to this proxy statement as Appendices A-E.

Presiding Director

        Independent directors regularly meet in executive sessions without the Chairman/CEO and may select a director to facilitate the meeting. The chairs of the Audit, Compensation, Nominating and Governance, and Public Issues Committees of the Board may chair executive sessions of the independent directors at which the principal items to be considered are within the scope of the committee chair’s authority. The Board believes that this practice ensures leadership at all executive sessions of the independent directors without needing to designate a lead director.

Communication with Directors

        The Board of Directors has adopted the following process for stockholders to send communications to member of the Board. Stockholders may communicate with the chairs of the Audit, Compensation, Nominating and Governance, and Public Issues Committees of the Board, or with our independent directors, by sending a letter to the following address: 3M Company, c/o Corporate Secretary, 3M Center, Building 0220-13W-39, St. Paul, MN 55144-1000.

Director Independence

        The Board of Directors believes in having a substantial majority of independent directors on the 3M Board. Pursuant to the New York Stock Exchange listing standards, the Board has adopted Director Qualification Standards with respect to the determination of director independence. In accordance with these Standards, the Board must affirmatively determine that a director has no material relationship with the Company (directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company) other than as a director. The Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditor. The Standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm’s length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        To be considered “independent” for purposes of these Standards, a director must be determined, by resolution of the Board, after due deliberation, to have no material relationship with the Company other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.

In no event will a director be considered independent if, within the preceding three years: (i) a director was employed by the Company or any of its subsidiaries; (ii) an immediate family member was employed by the Company as an officer, (iii) a director received, or whose immediate family member received, more than $100,000 per year in direct compensation from 3M or a consolidated subsidiary (other than director fees); (iv) a director was affiliated with or employed by, or whose immediate family member was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of 3M; (v) a director who was employed, or whose immediate family member was employed, as an executive officer of another company where any of 3M’s present executives serve on that company’s compensation committee; or (vi) a director was an executive officer or an employee, or whose immediate family member was an executive officer, of a company that made payments to, or received payments from, 3M for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million, or two percent of the director’s company’s consolidated gross revenues.

6

2.	Audit Committee members may not accept any consulting, advisory, or other compensatory fee from 3M, other than directors’ fees.

3.

The following commercial relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a 3M director is an executive officer or employee of another company that does business with 3M and the annual sales to, or purchases from, 3M are less than or equal to one percent of the annual consolidated gross revenues of the company he or she serves as an executive officer; or (ii) if a 3M director is an executive officer or employee of another company which is indebted to 3M, or to which 3M is indebted, and the total amount of either company’s indebtedness to the other is less than or equal to one percent of the total consolidated assets of the company he or she serves as an executive officer.

The Board will annually review all commercial relationships of directors. Whether directors meet these categorical independence tests will be reviewed annually and will be made public in the proxy statement prior to their standing for re-election to the Board.

4.

For relationships not covered by the guidelines in paragraph 3 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3 above. For example, if a director is the CEO of a company that purchases products and services from 3M that are more than one percent (but not more than two percent) of that Company’s annual revenues, the independent directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the NYSE rules. The Company would explain in the next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3 above.

5.

The Company will not make any personal loans or extensions of credit to directors. All directors are required to deal at arm’s length with the company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

        The Board of Directors has determined that every director, with the exception of the Chairman of the Board and Chief Executive Officer, W. James McNerney, Jr., is independent under these Standards. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors’ fees.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has given 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, are required to abide by 3M’s long-standing business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board of Directors adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company’s business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company’s Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations – Corporate Governance.

BOARD STRUCTURE AND COMMITTEE MEMBERSHIP

        The Board is divided into three classes serving staggered three-year terms. The Board has eleven directors and the following four Committees: Audit, Compensation, Nominating and Governance, and Public Issues. The membership during 2003 and the function of each Committee are described below.

        During 2003, the Board of Directors held six regular and one telephonic meetings. The Audit, Compensation, Nominating and Governance, and Public Issues Committees held five, five, four, and three regularly scheduled meetings, respectively, and both the Audit and Compensation Committees held one telephonic meeting during 2003. All of our directors attended all of the regularly scheduled and special telephonic meetings of the Board and Board Committees on which they served, except that one director was unable to attend a specially scheduled telephonic meeting of a committee on which he serves.

        The Board and each committee conducted an evaluation of their performance in 2003.

Name of Director	Audit	Compensation	Nominating and Governance	Public Issues
Non-Employee Directors
Linda G. Alvarado	X			X
Edward A. Brennan		X*	X
Vance D. Coffman	X		X
Michael L. Eskew	X			X
Edward M. Liddy	X*		X
Robert S. Morrison		X	X
Aulana L. Peters	X			X*
Rozanne L. Ridgway		X	X*
Kevin W. Sharer		X		X
Louis W. Sullivan		X		X

X = Committee Member; * = Chair

Audit Committee

        The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company’s independent auditor, and the performance of the Company’s internal auditing department. In addition, the Committee:

•	Reviews the annual audited and quarterly consolidated financial statements;

•

Reviews the Company’s financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

•	By delegation to the Chair, reviews earnings press releases prior to issuance;

•	Appoints, oversees, and approves compensation of the independent auditor;

•	Reviews with the independent auditor the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the independent auditor;

•	Reviews findings and recommendations of the independent auditor and management's response to the recommendations of the independent auditor;

8

•	Discusses policies with respect to risk assessment and risk management, the Company’s major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

•	Reviews compliance with the Company’s business conduct policies.

        The Board of Directors has determined that all Audit Committee members are independent and financially literate and the Chair of the Committee, Edward M. Liddy, has financial management expertise under the New York Stock Exchange listing standards. In addition, Mr. Liddy qualifies as “audit committee financial expert” within the meaning of SEC regulations. The Board has determined that service on more than three other audit committees by Aulana Peters does not impair her ability to serve effectively on the Company’s Audit Committee because Mrs. Peters is retired and has the time to devote to her responsibilities and has considerable expertise in audit committee matters. The charter of the Audit Committee is available at www.3M.com under Investor Relations – Corporate Governance – Committee Composition and attached as Appendix B to this proxy statement.

Compensation Committee

        The Compensation Committee reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, and annually prepares a report on executive compensation for inclusion in the Company’s proxy statement. In addition, the Committee:

•	Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

•	Approves for the senior executives of the Company (other than the CEO) employment agreements and severance arrangements, as appropriate; and

•

Interprets and supervises the administration of the Company’s stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs.

        The Board of Directors has determined that all Compensation Committee members are “independent” under the New York Stock Exchange listing standards. The charter of the Compensation Committee is available at www.3M.com under Investor Relations – Corporate Governance – Committee Composition and attached as Appendix C to this proxy statement.

Nominating and Governance Committee

        The Nominating and Governance Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

•

Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company’s Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

•	Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and directors’ fees;

•	Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

•

Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

9

•	Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversee the process; and

•

Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions.

        The Board of Directors has determined that all Nominating and Governance Committee members are “independent” under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations – Corporate Governance – Committee Composition and attached as Appendix D to this proxy statement.

Public Issues Committee

        The Public Issues Committee reviews public policy issues and trends affecting the Company, reviews and advises with respect to the Company’s environmental, health and safety programs and compliance, human resources, the corporate contribution program and the 3M Foundation, and reviews and approves the Company’s response to stockholder proposals relating to public policy issues. In addition, the Committee:

•	Monitors the Company's corporate citizenship activities; and

•

Offers advice, insights, and makes recommendations regarding policies, programs, actions, and procedures which will enable this Company to continue to respond appropriately to its social responsibilities and the public interest in its business affairs, including such activities as those related to the environment, human resources, labor, and community relations.

        The Board of Directors has determined that all Public Issues Committee members are “independent” under the New York Stock Exchange listing standards. The charter of the Public Issues Committee is available at www.3M.com under Investor Relations – Corporate Governance – Committee Composition and attached as Appendix E to this proxy statement.

NOMINATION PROCESS

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee (“Committee”) identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder nominees for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee’s name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the nominee to:

        Corporate Secretary
        3M Company
        3M Center
        Building 0220-13W-39
        St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee, the Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 29, 2004. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s Bylaws. Our Bylaws require, among other things, that the Corporate Secretary receive written notice from the record shareholder no earlier than January 11, 2005, and no later than February 10, 2005. The notice must contain the information required by the Bylaws, a copy of which is available upon request to the Corporate Secretary. Nominations received after February 10, 2005, will not be acted upon at the Annual Meeting.

Director Qualifications

        The Committee periodically reviews with the Board the requisite skills and characteristics of its members. 3M’s Corporate Governance Guidelines contain Board Membership Criteria that apply to nominees for a position on 3M’s Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee’s and the Board’s assessment of Board candidates includes, but is not limited to, consideration of:

(i)	Roles and contributions valuable to the business community;

(ii)

Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

(iii)

Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; or

(iv)	Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills, the Board’s needs for particular expertise in fields such as business, manufacturing, technology, financial, marketing, international, governmental, or other areas of expertise, and assess the nominees’ impact on Board dynamics and effectiveness.

Identification, Evaluation and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members, a director search firm, and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the current Board Membership Criteria described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria, and the Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for appointment to the Board.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The following table provides information on 3M’s compensation and reimbursement practices during 2003 for nonemployee directors.

        In August 2003, the Nominating and Governance Committee recommended, and the Board approved, an increase in compensation for nonemployee directors, which became effective August 11, 2003. In developing its recommendations, the Committee was guided by the following goals: compensation should fairly pay directors for work required in a company of 3M’s size and scope and compensation should align directors’ interests with the long-term interests of shareowners. The Board increased the annual retainer from $95,000 to $150,000, and increased the additional retainer for committee chairs from $5,500 to $7,000, but eliminated the board and committee meeting fees.

	Previous	Current
Annual Director Retainer	$95,000	$150,000
Minimum Percentage of Annual Retainer to be paid in 3M Stock	68.4%	63%
Board Meeting Attendance Fees per Meeting	$1,800	0
Committee Meeting Attendance Fees per Meeting	$1,200	0
Additional Retainer for Committee Chair	$5,500	$7,000
Reimbursement for Expenses Attendant to Board Membership	Yes	Yes

        Nonemployee directors received $95,000 of the total annual retainer of $150,000 in common stock of the Company pursuant to the terms of the Company’s 1992 Directors Stock Ownership Program. Nonemployee directors may elect to defer payment of all or a portion of the foregoing fees payable in cash through a deferred cash or common stock equivalents account, and fees payable in stock through a deferred common stock equivalents account. The nonemployee directors also may elect to receive common stock of the Company at current fair market value, in lieu of cash retainer. Information regarding accumulated deferred stock is set forth in the section entitled “Common Stock Ownership of Directors and Executive Officers.” Currently, 91 percent of director compensation is paid in 3M stock.

        Stock Ownership Guidelines — The Board also approved stock ownership guidelines that provide that each director should attain over her or his three-year term an investment position in 3M’s stock (including deferred stock) equal to two times the annual retainer. All directors currently meet these stock ownership guidelines, except one director who has not completed his first three-year term.

        Matching Gift Program — The nonemployee directors are eligible to participate in the matching gift program on the same terms as 3M employees. Under this program, 3M will match up to a total of $5,000 a year in contributions by the director to institutions of higher education or public broadcasting organizations approved by 3M.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year’s Annual Meeting of Stockholders.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for their class expires.

        The terms of four directors will expire at the 2004 Annual Meeting. Directors elected at the 2004 Annual Meeting will hold office for a three-year term expiring at the Annual Meeting in 2007 (or until their respective successors are elected and qualified, or until their earlier death, resignation, or removal). There are no family relationships among the Company’s executive officers and directors.

        The persons named as proxies intend to vote the proxies for the election of the nominees to the Board of Directors. If any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

Nominees for Terms to Expire at the 2007 Annual Meeting:

Edward A. Brennan, 70, Executive Chairman of AMR Corporation, parent company of American Airlines, since 2003. Retired Chairman of the Board, President, and Chief Executive Officer, Sears, Roebuck and Co., a merchandising company. Mr. Brennan retired from Sears in 1995. Mr. Brennan is on the boards of the following public companies in addition to 3M and AMR Corporation: The Allstate Corporation, Exelon Corporation, and McDonald’s Corporation. He is also affiliated with certain non-profit organizations, including as Chairman of the Board of Trustees of Rush-University Medical Center, and a member of The Business Council.
Director since 1986.

Michael L. Eskew, 54, Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., since 2002. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer in January 2002. He is also affiliated with certain non-profit organizations, including as trustee of the Annie E. Casey Foundation and serves on the U.S.-China Business Council and the Business Roundtable.
Director since 2003.

W. James McNerney, Jr., 54, Chairman of the Board and Chief Executive Officer since 2001. Before joining 3M in 2001, Mr. McNerney was President and Chief Executive Officer, GE Aircraft Engines from 1997-2000; and served in numerous executive capacities at General Electric Company from 1982 to 1997. Mr. McNerney is on the boards of the following public companies in addition to 3M: The Boeing Company and the Procter & Gamble Company. He is also affiliated with certain non-profit organizations, including as director of the Greater Twin Cities United Way, member of the Board of Trustees of Northwestern University, the World Business Council for Sustainable Development, the Business Roundtable and The Business Council.
Director since 2001.

Kevin W. Sharer, 56, Chairman of the Board and Chief Executive Officer, Amgen Inc., a biotechnology company, since 2000. Mr. Sharer joined Amgen in 1992 as its President and Chief Operating Officer and served in that capacity until elected Amgen’s Chairman and Chief Executive Officer in 2000. Mr. Sharer is on the boards of the following public companies in addition to 3M and Amgen: Unocal Corporation and Northrop Grumman Corporation.
Director since 2001.

        The Board of Directors recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies solicited by the Board of Directors will be voted “FOR” each of the nominees unless a contrary vote is specified.

        The Company’s directors listed below whose terms are not expiring this year will continue in office for the remainder of their terms or earlier in accordance with the Company’s Bylaws. Information regarding the business experience of the incumbent directors is provided below.

Directors Whose Terms Expire at the 2005 Annual Meeting:

Vance D. Coffman, 59, Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company, since 1998. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer. Dr. Coffman is on the board of the following public company in addition to 3M and Lockheed Martin Corporation: Bristol-Myers Squibb Company. He is also affiliated with certain non-profit organizations, including as a director of the Atlantic Council of the United States and member of the Business Roundtable.
Director since 2002.

Rozanne L. Ridgway, 68, Former Assistant Secretary of State for Europe and Canada. Ambassador Ridgway served in the U.S. Foreign Service from 1957 to 1989, including assignments as Ambassador for Oceans and Fisheries Affairs, Ambassador to Finland and to the German Democratic Republic, and from 1985 and until her retirement in 1989, Assistant Secretary of State for European and Canadian Affairs. Ambassador Ridgway served as President until 1993 and Co-Chair until mid-1996 of the Atlantic Council of the United States, an association to promote better understanding of major foreign policy issues. Ambassador Ridgway is on the boards of the following public companies in addition to 3M: The Boeing Company, Emerson Electric Co., Sara Lee Corporation, Manpower Inc., and the New Perspective Fund. She is also affiliated with certain non-profit organizations, including as trustee of the Center for Naval Analyses, Hamline University, and the National Geographic Society. She is also chair of The Baltic-American Enterprise Fund.
Director since 1989.

Louis W. Sullivan, 70, President Emeritus, Morehouse School of Medicine, Atlanta, Georgia. Since completion of his medical training, Dr. Sullivan has held both professional and administrative positions in health care facilities and medical training institutions. He joined Morehouse College as Professor of Biology and Medicine in 1975 and was the founding dean and director of the Medical Education Program at the college. He was named President of Morehouse School of Medicine in 1981. He served as Secretary, United States Department of Health and Human Services, from 1989 to 1993. He returned to Morehouse School of Medicine in 1993. Dr. Sullivan retired as President in 2002. Dr. Sullivan is on the boards of the following public companies in addition to 3M: Bristol-Myers Squibb Company, CIGNA Corporation, Equifax, Inc., Georgia-Pacific Corporation, Henry Schein, Inc., and United Therapeutics Corporation. He is also affiliated with certain non-profit organizations, including as Chairman of Medical Education for South African Blacks and trustee of The Little League Foundation.
Director since 1993.

Directors Whose Terms Expire at the 2006 Annual Meeting:

Linda G. Alvarado, 51, President and Chief Executive Officer, Alvarado Construction, Inc. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting firm. Ms. Alvarado is on the boards of the following public companies in addition to 3M: Lennox International Inc., Pitney Bowes, Inc., QWEST Communications International, Inc., and The Pepsi Bottling Group, Inc. She is a co-owner of the Colorado Rockies Baseball Club.
Director since 2000.

Edward M. Liddy, 58, Chairman, President and Chief Executive Officer of The Allstate Corporation, the parent of Allstate Insurance Company, a personal lines insurance company, since 1999. He served as President and Chief Operating Officer of The Allstate Corporation from 1994 to 1998. Before joining Allstate, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. Mr. Liddy is on the boards of the following public companies in addition to 3M and The Allstate Corporation: The Kroger Co. and Goldman Sachs Group, Inc. He is also affiliated with certain non-profit organizations, including as director of Catalyst and as Chairman of the Boys & Girls Clubs of America and Northwestern Memorial Hospital.
Director since 2000.

14

Robert S. Morrison, 61, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. Mr. Morrison is on the boards of the following public companies in addition to 3M: AON Corporation, Illinois Tool Works, Inc., and the Tribune Company.
Director since 2002.

Aulana L. Peters, 62, Retired Partner, Gibson, Dunn & Crutcher LLP, a law firm, Los Angeles, California. Mrs. Peters joined Gibson, Dunn & Crutcher as an Associate in 1973. In 1980, she was named a Partner in the firm and continued in the practice of law until 1984, when she accepted an appointment as Commissioner of the Securities and Exchange Commission. In 1988, after serving four years as Commissioner, she returned to the private practice of law from which she retired on December 31, 2000. From January 1, 2001, to April 2002, Mrs. Peters was a member of the Public Oversight Board (“POB”) of the American Institute of Certified Public Accountants. The POB had general oversight responsibility for auditors. Mrs. Peters was a member of the Steering Committee for Financial Accounting Standards Board’s Financial Reporting Project and a member of the POB’s Blue Ribbon Panel on Audit Effectiveness. She is a Member, U.S. Comptroller General’s Accountability Advisory Panel. Mrs. Peters is on the boards of the following public companies in addition to 3M: Deere & Company, Merrill Lynch & Co., Inc., and Northrop Grumman Corporation.
Director since 1990.

15

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee appointed the firm of PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of the Company and its subsidiaries for the year 2004. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        Audit services provided by the firm in 2003 included audit of consolidated financial statements of the Company and its subsidiaries; reviews of interim consolidated financial information; and consultations on matters related to accounting and financial reporting.

        PricewaterhouseCoopers LLP also provided certain audit related and nonaudit services to the Company during 2003, all of which were approved by the Audit Committee.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. Proxies solicited by the Board of Directors will be voted “FOR” ratification unless a contrary vote is specified.

PROPOSAL NO. 3
PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

        The Company’s Board of Directors has approved and recommends that stockholders approve at the Annual Meeting a proposal to amend paragraph A of Article FOURTH of the Company’s Certificate of Incorporation (the “Certificate”) to increase the number of authorized shares of Common Stock, par value $0.01 per share, from 1,500,000,000 shares to 3,000,000,000 shares. The Board of Directors believes that the proposed amendment to the Certificate of Incorporation shown below is in the best interests of the Company and its stockholders:

“A.       The total number of shares of all classes of stock which this Corporation shall have authority to issue is 3,010,000,000 consisting of 10,000,000 shares of preferred stock without par value and 3,000,000,000 shares of common stock with a par value of $0.01 per share.”

        As of February 27, 2004, 944,033,056 shares of common stock were issued, including 783,967,306 outstanding shares and 160,065,750 shares held by the Company in treasury. Approximately 74,000,000 shares were under option to participants in the Company’s stock option plans with an additional 35,000,000 reserved for issuance under stockholder approved stock plans. As of the close of business on February 27, 2004, none of the Company’s 10,000,000 shares of authorized preferred stock have been issued. As a result, approximately 607,032,700 shares of Common Stock (including shares held in Treasury) remained available for future corporate purposes.

        Reasons for the Proposal: The Board of Directors has concluded that increasing the number of authorized shares of common stock will give the Company the ability to respond to growth of the Company’s business that may occur in the future and to react quickly to today’s competitive, fast-changing environment. Although the Board has no specific plans or commitments for the issuance of any of the additional shares that would be authorized by the amendment, the Board believes that the increase in the number of authorized shares will provide flexibility for future stock splits (effected in the form of a stock dividend) without the expense of a special stockholder meeting or waiting until the next annual meeting, and for other actions the Company might wish to take, such as paying for acquisitions with stock of the Company, equity offerings to raise capital, and employee benefit plans.

        Certain Effects of the Proposal: If stockholders approve the proposed amendment, the Board of Directors may issue such shares without further stockholder action except as required by law, regulation, or applicable stock exchange requirements. The additional shares, when issued, will have the same voting and other rights as the Company’s presently authorized common stock. The holders of common stock do not have preemptive rights to subscribe for additional shares of common stock.

        Anti-Takeover Effects and Other Provisions: Although the Board has no present intention of issuing any additional shares of common stock as an anti-takeover step, the issuance of additional common shares could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company. For example, the issuance of additional shares could be used in a manner that would dilute the voting power of shares then outstanding. Shares of common stock could also be issued to persons or entities that would support the Board of Directors in opposing a takeover bid which the Board determines to be not in the best interests of the Company, its stockholders, and its employees.

        Effective Date: The Board reserves the right to abandon the amendment set forth in this Proposal at any time before its effectiveness whether before or after stockholder approval under Delaware General Corporation Law §242(c). If approved by the stockholders and not abandoned by the Board, the amendment would become effective upon the filing with the Secretary of State of Delaware of a Certificate of Amendment, which filing is expected to take place shortly after the stockholders approve the amendment.

        Vote Required: The affirmative “FOR” vote by the holders of a majority of the outstanding common stock entitled to vote is required to approve this amendment to the Company’s Certificate of Incorporation.

        The Board of Directors recommends that stockholders vote “FOR” this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless a contrary vote is specified.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL

        3M has received a stockholder proposal from C. Thomas Keegel (General Secretary-Treasurer) as representative of stockholder Teamster Affiliates Pension Plan on behalf of the International Brotherhood of Teamsters Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington, D.C. 20001 (the “Proponent”). The Proponent has requested the Company to include the following proposal and supporting statement in its proxy statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent’s qualified representative.

Proponent’s Proposal:

RESOLVED: The shareholders of 3M Company, (“3M” or “the Company”) urge the Board of Directors (the “Board”) to amend the by-laws to require that an independent director who has not served as the chief executive of the Company serve as Board Chair. Implementation will be deferred until the 2005 Annual Meeting of Shareholders and will not interfere with any current employment agreement.

SUPPORTING STATEMENT:

It is the responsibility of the Board of Directors to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs, The Board exists to ensure that management acts in the best long-term interests of the shareholders. Currently at 3M, Mr. James McNerney holds the positions of both Chairman of the Board and CEO. We believe that no single individual can both fill the position of CEO and, at the same time, provide the necessary leadership and objectivity required as Chairman of the Board to properly represent the interests of shareholders. Further, an appearance of a conflicted Board Chair can damage the credibility of the Company. We believe a clear delineation between the roles of Chair and CEO is necessary and will promote greater accountability to 3M’s shareholders.

Investors require consistency and stability from the leadership of our Company. The Company has faced litigation primarily from alleged users of the Company's respirator mask products and ongoing breast implant insurance recovery litigation. 3M needs a Chairman that can provide quality independent oversight of management's performance.

We believe that separating the positions of Chair and CEO will enhance independent Board leadership at 3M. Other institutional investors and corporate governance experts agree:

•	The National Association of Corporate Directors recommend that Boards designate an independent director as Chair or lead director to evaluate CEO and Board Chair functions.

17

•

CalPERS’ Corporate Governance Guidelines state, “The independence of a majority of the Board is not enough. The leadership of the board must embrace independence, and must ultimately change the way in which directors interact with management.”

•	The Ethical Funds and Domini Social Investments Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders.

We believe the recent wave of corporate scandals at companies, such as Enron, WorldCom, and Tyco demonstrate that no matter how many independent directors there are on the Board, that Board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that Board is also the CEO of the company.

We urge shareholders to vote FOR this proposal.

Board’s Statement Opposing the Proposal

        The Board of Directors believes it is fundamentally wrong to permanently and inflexibly separate or combine the positions of Chairman of the Board and Chief Executive Officer. To do so deprives the Board of the ability to act in the stockholders’ best interests in selecting future Board leadership.

        The Board rejected permanent separation or combination of the positions of Chairman and CEO in its Corporate Governance Guidelines, which are set forth in Appendix A. Instead, the Board adopted an approach that allows it, in representing the stockholders’ best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Proposal appears to presume that a CEO serving also as Chairman impairs the Board’s independence. That is not the case at 3M. The Board believes that the Company’s corporate governance measures ensure that strong, independent directors will continue to effectively oversee the Company's management and key issues related to strategy, risk, and integrity. The Corporate Governance Guidelines provide:

•	Independent directors comprise a substantial majority of the Board. Currently, all but one director is independent.

•	Only independent directors serve on the Audit, Compensation, Nominating and Governance, and Public Issues Committees.

•	The committee chairs establish their respective agenda.

•	The Board and committees may retain their own advisors.

•

The independent directors meet in executive session without the CEO or other employees during each regular Board meeting and may select a director to preside at the meeting. The chairs of the Audit, Compensation, Nominating and Governance, or Public Issues Committees of the Board may chair executive sessions where the principal items to be considered are within the scope of the committee chair’s authority.

        The Board currently believes that combining the roles of CEO and Chairman contributes to a more efficient and effective Board. The independent directors recruited the current Chairman and CEO from outside 3M to be its leader in a time of changing and challenging global economic conditions. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M’s traditions and values, requires the maximum authority to be effective. The CEO bears primary responsibility for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, and reinforcing the expectation for all employees of continuing to build on 3M’s century-old tradition of uncompromising honesty and integrity. The Board currently believes the CEO is the person in the best position to chair regular Board meetings and is in the best position to bring key business issues and stakeholder interests to the Board’s attention.

        The Proponent refers to several of the companies involved in the recent corporate scandals and asserts that companies with a separate chairman and CEO are better able to protect stockholder interests by providing independent oversight of the officers. In fact, several of these companies cited by the Proponent had separated the positions of chairman and CEO. The failure of corporate governance at those companies clearly illustrates that separating the chairman and CEO positions does not necessarily increase the oversight of management or improve governance and certainly is not as important as setting the clear “tone at the top” by an effective CEO. Indeed, in these instances, separating the roles of chairman and CEO appears to have been irrelevant.

        The Board of Directors believes the Company’s Bylaws and Corporate Governance Guidelines provide appropriate flexibility for the selection of a Chairman, and that the proposal imposes an unnecessary restriction that is not in the best interests of the Company and its shareholders.

        The Board of Directors recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in voting the proxy.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information concerning beneficial ownership of the Company’s common stock as of February 27, 2004, for: (a) each director and the nominees for director; (b) Named Executive Officers set forth in the Summary Compensation Table; and (c) the directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

        The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of April 27, 2004 (60 days after February 27, 2004), through the exercise of any stock option or other right. Options exercisable within 60 days after February 27, 2004, are shown separately.

Beneficial Ownership Table

Name and Principal Position	Common Stock Beneficially Owned (1)		Options Exercisable (2)	Shares Held as Deferred Stock (3)	Total

Linda G. Alvarado, Director	3,753		—	3,418	7,171

Edward A. Brennan, Director	252		—	33,179	33,431

Vance D. Coffman, Director	0		—	4,442	4,442

Michael L. Eskew, Director	0		—	2,379	2,379

Edward M. Liddy, Director	0		—	8,557	8,557

Robert S. Morrison, Director	3,934		—	1,487	5,421

Aulana L. Peters, Director	1,427		—	29,922	31,349

Rozanne L. Ridgway, Director	2,576		—	37,323	39,899

Kevin W. Sharer, Director	1,740		—	4,051	5,791

Louis W. Sullivan, Director	1,659		—	15,674	17,333

W. James McNerney, Jr., Director,
Chairman of the Board and
Chief Executive Officer	223,703	(4)	1,663,104	0	1,886,807

Patrick D. Campbell,
Chief Financial Officer	9,465	(5)	72,000	0	81,465

Charles Reich,
Executive Vice President	64,349		172,445	0	236,794

Harold J. Wiens,
Executive Vice President	37,507		280,906	0	318,413

Richard F. Ziegler,
Senior Vice President	15,620	(6)	0	0	15,620

All Directors and Executive
Officers as a Group
(28 persons) (7)	680,258		3,691,895	140,432	4,512,585

FOOTNOTES TO BENEFICIAL OWNERSHIP TABLE

        (1)  “Common Stock Beneficially Owned” includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the nominee’s household, (d) stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock, and (e) shares of profit sharing stock held by the Company and subject to forfeiture, as more fully described in footnotes 1 and 3 to the Summary Compensation Table. Options exercisable within 60 days after February 27, 2004, are shown separately.

        (2)  Option prices for these shares range from $24.1186 to $69.6750 per share.

(3)

“Shares Held as Deferred Stock” by nonemployee directors represent the number of shares of the Company’s common stock, as of February 27, 2004, which the directors will receive upon termination of membership on the Board of Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors’ fees. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

(4)

Restricted shares that generally vest in increments of 10 percent over a ten-year period if the executive remains continuously employed by the Company and are subject to forfeiture under certain circumstances.

(5)

Includes restricted shares that generally vest in increments of one-third over a three-year period if the executive remains continuously employed by the Company and are subject to forfeiture under certain circumstances.

(6)

Includes restricted shares that generally vest in increments of one-third over a seven-year period if the executive remains continuously employed by the company and are subject to forfeiture under certain circumstances.

(7)	All directors and executive officers as a group owned beneficially less than one percent of the outstanding common stock of the Company.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT SHAREHOLDERS [UPDATE]

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock as of December 31, 2003.

Name/Address	Shares Beneficially Owned	Percent of Stock Outstanding

State Street Bank and Trust	61,768,328(2)	7.9
Company (“State Street”) (1)
225 Franklin Street
Boston, Massachusetts 02110

FMR Corp.	48,362,459	6.162
82 Devonshire Street
Boston, Massachusetts 02109

Barclays Funds	36,491,265	5.26
59/60 Grosvenor Street
London, WIX 9DA England

        (1)  State Street holds 7.9 percent of our outstanding common stock as trustee for certain 3M savings plans, including the Company’s Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan. Under the terms of the plans, State Street is required to vote shares allocated to the accounts of the participants in accordance with instructions received from such participants.

        (2)  Information is based on a Schedule 13G filed with the SEC on February 5, 2004. State Street reports that at December 31, 2003, it had sole power to vote or direct the vote of 25,210,001 shares and sole power to dispose of or direct the disposition of 52,931,230 shares. It also reports that it shared voting power over 34,411,337 shares and shared dispositive power over 8,837,098 shares. State Street disclaims beneficial ownership of all of the shares listed above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the Securities Exchange Commission reports regarding their ownership and changes in ownership of our stock. 3M believes that during 2003, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain compensation information for the chief executive officer and the four other executive officers of 3M who, based on their salary and bonus compensation, were the most highly compensated for 2003 (the “Named Executive Officers”). All information set forth in this table reflects compensation earned by these individuals for services in 2003, as well as their compensation in 2002 and 2001.

		Annual Compensation			Long-term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Profit Sharing (Bonus) ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)(3)	Options Granted #-Number of Shares (4)	Performance Unit Plan (LTIP) Payouts ($)	All Other Compensation ($)(5)

W. James McNerney, Jr	2003	1,540,000	3,222,459	162,518	0	462,432	0	51,745
Chairman of the Board and	2002	1,400,000	3,310,830	167,082	0	430,000	0	142,762
Chief Executive Officer	2001	1,300,000	2,400,000	486,403	0	360,000	0	680,616

Richard F. Ziegler	2003	600,000	775,311	29,705	760,500	46,000	0	19,054
Senior Vice President
Legal Affairs and
General Counsel

Charles Reich	2003	579,304	458,419	2,339	0	105,782	543,366	8,807
Executive Vice President	2002	495,430	468,284	9,704	0	97,098	432,895	4,778
	2001	456,300	264,245	18,818	0	88,442	380,640	39,443

Harold J. Wiens	2003	618,512	406,147	61,190	0	92,636	0	8,807
Executive Vice President	2002	566,419	472,791	21,394	0	94,952	505,575	4,778
	2001	517,040	333,323	36,942	0	90,524	80,240	97,150

Patrick D. Campbell	2003	540,111	442,392	6,677	0	44,000	0	26,517
Senior Vice President and	2002	412,500	392,579	57,430	339,810	88,000	0	7,110
Chief Financial Officer

FOOTNOTES TO SUMMARY COMPENSATION TABLE

        (1)  Generally, profit sharing is paid in cash; however, the Named Executive Officers have in the past, and may in the future, receive a portion of their profit sharing in restricted shares of the Company’s common stock as determined by the Compensation Committee. The restricted shares vest at the end of three years or at age 65, whichever occurs first, or upon death or permanent disability. For Mr. Ziegler, in 2003 Bonus includes $283,333 of a signing bonus payable to him in accordance with his employment agreement with the Company.

        (2)  “Other Annual Compensation” includes perquisites or other personal benefits received by the named individuals to the extent that the aggregate amount thereof exceeds $50,000, amounts reimbursed to individuals during the year for payment of taxes and that portion of interest above market rates (as determined by the SEC) paid on that compensation voluntarily deferred by the individuals. For Mr. McNerney, Other Annual Compensation includes in 2003, 2002, and 2001, $107,833, $114,300, and $154,362, respectively, for the incremental cost of company-required personal use of corporate aircraft. In 2003, the Company changed the method of calculating the value of the personal use of aircraft from imputed income calculated pursuant to IRS regulations to incremental cost to the Company.

        (3)  Value as of the date of grant. As of December 31, 2003, Mr. McNerney held 176,000 shares of restricted stock that had a value of $14,965,280. These shares resulted from a grant of 220,000 shares of restricted stock made to Mr. McNerney in accordance with his employment agreement with the Company. These shares vest in increments of 10 percent on the 1st of January in the years 2002 through 2011 if he remains continuously employed by the Company. As of December 31, 2003, Mr. Ziegler held 12,000 shares of restricted stock that had a value of $1,020,360. These shares resulted from a grant of 12,000 shares of restricted stock made to Mr. Ziegler in accordance with his employment agreement with the Company. These shares vest in increments of 33-1/3 percent on the 1stof January in the years 2006, 2008, and 2010 if he remains continuously employed by the Company. As of December 31, 2003, Mr. Campbell held 4,000 shares of restricted stock that had a value of $340,120. These shares resulted from a grant of 6,000 shares of restricted stock made to Mr. Campbell in accordance with his employment agreement with the Company. These shares vest in increments of 33-1/3 percent on the 1st of February in the years 2003 through 2005 if he remains continuously employed by the Company. Dividends are paid on this restricted stock to the same extent and at the same time the Company pays dividends on its common stock. (For more information about this restricted stock, see the section entitled “Employment Contracts, Termination of Employment, and Change-in-Control Arrangements”). In addition, as of December 31, 2003, each of the Named Executive Officers held the following shares of restricted stock having the following values as a result of profit sharing compensation earned in years prior to 2002: Mr. McNerney, 17,396 shares having a value of $1,479,182; Dr. Reich, 688 shares having a value of $58,501; and Mr. Wiens, 894 shares having a value of $76,017.

        (4)  The number of stock options shown in this column includes both annual grants of incentive and nonqualified stock options and Progressive Stock Options, which are described more fully in footnote 1 to the Option Grants in Last Fiscal Year Table.

        (5)  “All Other Compensation” includes: (a) for years prior to 2003, the dollar value of premiums paid on behalf of the individual for the term portion of life insurance under the Company’s Senior Executive Split Dollar Plan, and that amount deemed to be compensation to the individuals under the Company’s Senior Executive Split Dollar Plan in accordance with rules developed by the SEC; (b) for 2003, the dollar value of premiums paid on behalf of the individual for term life insurance coverage provided in lieu of coverage under the Company’s Senior Executive Split Dollar Plan, or to reimburse the individual for premiums paid for life insurance under the Senior Executive Split Dollar Plan; and (c) all amounts contributed by the Company to the account of each named executive under the Company’s 401(k) plans. During 2003, the only amounts deemed compensation as a result of premiums paid or reimbursed for life insurance coverage for the Named Executive Officers were $12,177 for Mr. Ziegler and $8,960 for Mr. Campbell. During 2003, the amounts contributed by the Company to the accounts of the Named Executive Officers under the Company’s 401(k) plans were $51,745 for Mr. McNerney; $6,877 for Mr. Ziegler; $8,807 for Dr. Reich; $8,807 for Mr. Wiens; and $17,557 for Mr. Campbell.

Option Grants in Last Fiscal Year

The following table shows all grants of options to acquire shares of 3M common stock granted in 2003 to the Named Executive Officers.

Name	Options/SARs Granted (#)(1)	Date Acq.	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)	Expiration Date(3)	Grant Date Present Value ($)(4)

W. J. McNerney, Jr.	430,000	May-03	3.157%	$61.850	5/13/2013	$5,473,599
	32,432	Jul-03	0.238%	$69.675	12/4/2010	$332,820

R. F. Ziegler	46,000	May-03	0.338%	$61.850	5/13/2013	$585,548

C. Reich	74,000	May-03	0.543%	$61.850	5/13/2013	$941,968
	15,950	Jan-03	0.117%	$63.075	5/11/2009	$146,616
	15,832	Jan-03	0.116%	$63.075	5/12/2008	$145,531

H. J. Wiens	66,000	May-03	0.485%	$61.850	5/13/2013	$840,134
	18,716	Jun-03	0.137%	$64.325	5/9/2010	$139,288
	7,920	Jun-03	0.058%	$64.325	5/12/2008	$58,942

P. D. Campbell	44,000	May-03	0.323%	$61.850	5/13/2013	$560,089

All Optionees	13,619,311		100.000%	$62.294	5/13/2013	$170,176,554.09

FOOTNOTES TO OPTION GRANTS IN LAST FISCAL YEAR TABLE

        (1)  The Company did not grant any stock appreciation rights (“SARs”) during 2003. The options shown for each individual include both annual grants of nonqualified stock options and grants of Progressive Stock Options (“PSOs”). Nonqualified options granted to certain participants are subject to a reload feature when exercised with the payment of the option price in the form of previously owned shares of the Company’s common stock. Such an exercise results in further grants of PSOs. The first grant shown for each individual is the annual grant. The remaining lines are PSOs. The PSO grants for each individual were made on a single date, but are, pursuant to SEC rules, shown in multiple lines because of different expiration dates.

        PSO grants were made to participants who exercised nonqualified stock options and who paid the purchase price using shares of previously owned Company common stock. The PSO grant is for the number of shares equal to the shares utilized in payment of the purchase price and tax withholding, if any. The option price for the PSO is equal to 100 percent of the market value of the Company’s common stock on the date of the exercise of the primary option. The option period is equal to the remaining period of the options exercised.

        The participant must have owned Company common stock used for payment for at least six months, and only one exercise of nonqualified options per participant per calendar year will be eligible for PSO grants by the Compensation Committee.

        The presence of PSOs encourages early exercise of nonqualified stock options, without foregoing the opportunity for further appreciation, and promotes retention of the Company stock acquired.

        In any event, a participant receiving an annual grant of nonqualified stock options can never acquire more shares of Company common stock through successive exercises of the primary option and subsequent PSO grants than the number of shares covered by the primary annual option grant from the Committee.

        (2)  All options granted during the period were granted at the market value on the date of grant, as calculated from the average of the high and low prices reported on the New York Stock Exchange Composite Index. The option price shown for the “All Optionees” line is $62.294 and represents the weighted average exercise price of the options granted in 2003.

        (3)  The expiration date for the “All Optionees” line is shown as May 13, 2013, since that is the applicable date for the vast majority of options granted during 2003.

        (4)  Pursuant to the rules of the SEC, the Company has elected to provide a grant date present value for these option grants determined by a modified Black-Scholes pricing model. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. Among key assumptions utilized in this pricing model were: (i) that the time of exercise of stock options would be 66 months (28 months for PSOs) into the term of the option, which could be for terms as long as ten years, in recognition of the historical exercise patterns at the Company for these types of options; (ii) expected volatility of 25.0 percent (24.1 percent for PSOs); (iii) risk-free rate of return of 4.6 percent (2.6 percent for PSOs); and (iv) dividend growth rate of 3.2 percent. No adjustments for nontransferability or risk of forfeiture have been made. The Company expresses no opinion that the present value will, in fact, be realized and expressly disclaims any representation to that effect.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table provides information on option exercises during 2003 and the value of unexercised options at the end of 2003 for the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option/SAR Value

			Number Of Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options/SARs At FY-End ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

W.J. McNerney, Jr	39,328	$713,607	1,337,339	1,075,765	$36,672,293	$31,015,116
R. F. Ziegler	0	0	0	46,000	0	1,066,280
C. Reich	42,842	704,822	249,426	74,000	6,518,254	1,715,320
H. J. Wiens	36,870	778,569	280,906	66,000	7,496,486	1,529,880
P. D. Campbell	0	0	56,000	76,000	1,286,080	1,949,680
Total	119,040	$2,196,997	1,923,671	1,337,765	$51,973,113	$37,276,276

FOOTNOTES TO OPTION GRANTS IN LAST FISCAL YEAR TABLE

        (1)  The “Value Realized” or the unrealized “Value of Unexercised In-the-Money Options at FY-End” represents the aggregate difference between the market value on the date of exercise or at December 31, 2003, in the case of the unrealized values, and the applicable exercise prices. These differences accumulate over what may be, in many cases, several years. These stock options all have option periods of ten years when first granted, and Progressive Stock Options have option periods equal to the remaining option period of the primary nonqualified options resulting in Progressive Stock Options.

Long-Term Incentive Plan Awards Table

The following table shows information on awards during 2003 under the Company’s Performance Unit Plan for the Named Executive Officers.

Long-Term Incentive Plan Awards in Last Fiscal Year
			Estimated Future Payouts Under Non-stock Price Based Plans
Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout (2)	Threshold ($)	Target ($)	Maximum ($)
W. J. McNerney, Jr	10,000	3 years	$0	$1,200,000	$3,600,000
R. F. Ziegler	2,400	3 years	$0	288,000	864,000
C. Reich	2,400	3 years	$0	288,000	864,000
H. J. Wiens	2,400	3 years	$0	288,000	864,000
P. D. Campbell	2,400	3 years	$0	288,000	864,000

FOOTNOTES TO LONG-TERM INCENTIVE PLAN AWARDS TABLE

        (1)  The Company’s Performance Unit Plan (the “Plan”) provides long-term compensation to approximately 120 key management personnel based upon the Company’s attainment of long-term performance and growth criteria.

         The Compensation Committee administers the Plan. The Committee has sole discretion in the selection of participants, performance criteria, size of awards, performance period, and the timing and form of payment, as well as all other conditions regarding awards.

        Awards made in 2003 under the Performance Unit Plan are based on performance criteria that focus management attention on two key factors that create shareholder value: Economic Profit Growth and Improvement in Net Working Capital Turns. The payout can vary from $0 to $360 per unit. More detail about current performance goals is available in the Report of the Compensation Committee.

        The right to receive payment is contingent upon continued employment to the payment date, and is subject to forfeiture prior to the payment date in the event of termination of employment for any reason other than retirement under a pension plan of the Company, death, or physical or mental disability. Participants receiving awards during 2003, including the Named Executive Officers, will receive payment in 2006, provided that such individuals continue employment with the Company until such payment date (except in the event of death, retirement, or disability). Payment under the Plan may be made in cash, shares of the Company’s common stock, or any combination of cash and stock, at the discretion of the Compensation Committee. In the past, payment has been made only in cash.

        (2)  The value of awards granted for 2003 will be determined by the Company’s attainment of Economic Profit Growth and Improvement in Net Working Capital Turns performance criteria during a three-year performance period of 2003, 2004, and 2005. More detail about current performance goals is available in the Report of the Compensation Committee.

Employment Contracts, Termination of Employment, and
Change-In-Control Arrangements

Chief Executive Officer

        3M has entered into an employment agreement with W. James McNerney, Jr. providing for his employment as Chief Executive Officer of the Company and for his election as Chairman of the Board of 3M. The initial term of the agreement ends on January 1, 2004, but, beginning on January 1, 2002, the term automatically extends so that the remaining term is always two years. The agreement provides for an initial base salary of $1,300,000 per year and for annual profit sharing initially designed to pay $2,200,000 per year, depending on the Company’s performance. The agreement also recognizes that Mr. McNerney will be entitled to participate in the same retirement and welfare benefit programs that the Company provides to other senior executives.

        The agreement also required 3M to grant Mr. McNerney the following stock options, restricted stock, and performance units under the Performance Unit Plan:

        Stock Options – Effective December 4, 2000, Mr. McNerney was granted options to purchase 1,200,000 shares of 3M common stock at $51.525 per share. A portion of these options was designed to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer. 800,000 of these options become exercisable in increments of 20 percent on the 1st of January in the years 2002 through 2006, and the remaining 400,000 of these options become exercisable in increments of one-third on the 1st of January in the years 2002 through 2004, in each case assuming he remains employed by the Company. All 1,200,000 options will become exercisable in full immediately upon termination of Mr. McNerney’s employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

        Restricted Stock – In order to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer, the Company also granted Mr. McNerney 220,000 shares of restricted stock. These shares of restricted stock vest in increments of 10 percent on the 1st of January in the years 2002 through 2011, assuming he remains employed by the Company, although such vesting accelerates in the event of the termination of Mr. McNerney’s employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

        Performance Units – The Company granted Mr. McNerney 10,000 performance units for the performance period commencing January 1, 2001, and ending December 31, 2003, subject to the terms of the Company’s Performance Unit Plan. The value of these units and the amount paid to Mr. McNerney will depend on the performance of the Company, but in no event will the value be less than $100 per unit nor more than $200 per unit.

        The agreement also requires 3M to provide Mr. McNerney supplemental retirement benefits. If he remains employed by 3M for at least ten years, the supplemental benefits will be equal in value to an annuity payable for his lifetime commencing at age 62 and based on 50 percent of his highest average annual compensation over a three-year period. If Mr. McNerney is employed by 3M for less than ten years, the amount of these supplemental retirement benefits will be prorated accordingly. The amount of such benefits will be reduced by the amount of his benefits under 3M’s pension plans or the pension plans of his prior employer. These supplemental retirement benefits vest after five years of employment with the Company, although they vest immediately in the event of the termination of his employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

        In the event that Mr. McNerney’s employment is terminated by the Company other than for cause, or if Mr. McNerney terminates his employment for good reason, then he will receive a lump-sum cash payment equal to three times his annual base salary and profit sharing. As a condition to receiving such payment, Mr. McNerney would be required to sign a release of all claims against the Company.

Chief Financial Officer

        3M has also entered into an employment agreement with Patrick D. Campbell providing for his employment as Senior Vice President and Chief Financial Officer of the Company. The term of this agreement began on February 1, 2002, and ends on February 1, 2005. If Mr. Campbell’s employment with the Company continues beyond February 1, 2005, his employment would be governed by the same terms and conditions that apply to other similar executives of the Company. The agreement provides for an initial base salary of $450,000 per year and for annual profit sharing initially designed to pay $300,000 per year, depending on the Company’s performance. The agreement also recognizes that Mr. Campbell will be entitled to participate in certain retirement and welfare benefit programs that the Company provides to other senior executives, and will be entitled to reimbursement of his reasonable relocation expenses. For purposes of 3M’s postretirement medical program, Mr. Campbell will be credited with an opening retiree medical credit balance as if he had completed 12 years of service with the Company.

        The agreement also required 3M to grant Mr. Campbell the following stock options, restricted stock, and performance units under the Performance Unit Plan:

        Stock Options – Effective February 1, 2002, Mr. Campbell was granted options to purchase 48,000 shares of 3M common stock at $55.965 per share. These options become exercisable in increments of one-third on the 1st of February in the years 2003 through 2005, assuming he remains employed by the Company. All 48,000 options will become exercisable in full immediately upon termination of Mr. Campbell’s employment by reason of death or disability, termination without cause, or termination for good reason, and in that event such options shall remain exercisable for up to two years following Mr. Campbell’s death, the termination of his employment due to disability, termination without cause, or termination for good reason. In addition, any portion of these 48,000 options that have already become exercisable may be exercised by Mr. Campbell within 90 days following his resignation from the Company without good reason.

27

        In May 2002, Mr. Campbell was granted options to purchase 40,000 shares of 3M common stock at $64.50 per share. All 40,000 options will become exercisable in full immediately upon termination of Mr. Campbell’s employment by reason of death or disability, termination without cause, or termination for good reason, and in that event such options shall remain exercisable for up to two years following Mr. Campbell’s death, the termination of his employment due to disability, termination without cause, or termination for good reason. In addition, any portion of these 40,000 options that have already become exercisable may be exercised by Mr. Campbell within 90 days following his resignation from the Company without good reason.

        Restricted Stock – The Company also granted Mr. Campbell 6,000 shares of restricted stock. These shares vest in increments of one-third on the 1st of February in the years 2003 through 2005, assuming he remains employed by the Company, although such vesting accelerates in the event of termination of Mr. Campbell’s employment by reason of death or disability, termination without cause, or termination for good reason.

        Performance Units – The Company granted Mr. Campbell 2,400 performance units for the performance period commencing January 1, 2002, and ending December 31, 2004, subject to the terms of the Company’s Performance Unit Plan. These units will vest at the end of such three-year performance period, assuming he remains employed by the Company, although such vesting accelerates in the event of termination of Mr. Campbell’s employment by reason of death or disability, termination without cause, or termination for good reason. The value of these units and the amount paid to Mr. Campbell will depend on the performance of the Company, although in the event that the vesting of such units accelerates due to the termination of Mr. Campbell’s employment by reason of death or disability, termination without cause, or termination for good reason, the value of such units is limited to their par value ($120 per unit) multiplied by the ratio of the number of days he was employed by the Company to the total number of days between February 1, 2002, and December 31, 2004.

        The agreement also requires 3M to provide Mr. Campbell supplemental retirement benefits. If he remains employed by 3M for at least ten years, the supplemental benefits will be payable in the form of an annuity payable for his lifetime commencing at age 60 and based on 45 percent of his highest average annual compensation over a four-year period. If Mr. Campbell is employed by 3M for less than ten years, the amount of these supplemental retirement benefits will be prorated accordingly. The amount of such benefits will be reduced by the amount of his benefits under 3M’s pension plans and the pension plans of his prior employer. Once he has completed two years of employment with 3M, the sum of these supplemental retirement benefits and the benefits payable under 3M’s pension plans will not be less than $100,000 per year. These supplemental retirement benefits (other than the $100,000 minimum benefit, which vests after two years of employment with the Company) vest after five years of employment with the Company, although they vest immediately in the event of the termination of his employment by reason of death or disability, termination without cause, or a termination for good reason.

        In the event that Mr. Campbell’s employment is terminated by the Company other than for cause, or if Mr. Campbell terminates his employment for a good reason, then he will receive a lump-sum payment equal to (i) two times his annual base salary and profit sharing if such termination occurs during the first five years following his employment commencement date, or (ii) one times his annual base salary and profit sharing if such termination occurs more than five but no more than ten years following his employment commencement date. As a condition to receiving such payment, Mr. Campbell would be required to sign a release of all claims against the Company.

Senior Vice President, Legal Affairs and General Counsel

        3M has also entered into an employment agreement with Richard F. Ziegler providing for his employment as Senior Vice President, Legal Affairs and General Counsel of the Company. The term of this agreement began on January 1, 2003, and ends on January 1, 2006. If Mr. Ziegler’s employment with the Company continues beyond January 1, 2006, his employment would be governed by the same terms and conditions that apply to other similar executives of the Company. The agreement provides for an initial base salary of $600,000 per year and for annual profit sharing initially designed to pay $400,000 per year, depending on the Company’s performance. The agreement also recognizes that Mr. Ziegler will be entitled to participate in the same retirement and welfare benefit programs that the Company provides to its other similarly situated executives, and will be entitled to reimbursement of his reasonable relocation expenses. For purposes of 3M’s postretirement medical program, Mr. Ziegler will be credited with an opening retiree medical credit balance as if he had completed 13 years of service with the Company.

        The agreement also required 3M to pay Mr. Ziegler the following cash bonus and to grant him the following stock options, restricted stock, and performance units under the Performance Unit Plan:

        Cash Bonus – The agreement provides for a cash-signing bonus in the amount of $850,000, payable in equal installments on the 1st of January in the years 2003 through 2005, assuming Mr. Ziegler remains employed by the Company. Any unpaid installments would become payable in full immediately upon the termination of Mr. Ziegler’s employment by reason of death or disability, termination without cause, termination for good reason, or a change in control of the Company.

        Stock Options – In May 2003, Mr. Ziegler was granted options to purchase 46,000 shares of 3M common stock at $61.85 per share. All 46,000 options will become exercisable in full immediately upon termination of Mr. Ziegler’s employment by reason of death or disability, termination without cause, or termination for good reason, and in that event such options shall remain exercisable for up to two years following Mr. Ziegler’s death, the termination of his employment due to disability, termination without cause, or termination for good reason. In addition, any portion of these 46,000 options that have already become exercisable may be exercised by Mr. Ziegler within 90 days following his resignation from the Company without good reason.

        Restricted Stock – The Company also granted Mr. Ziegler 12,000 shares of restricted stock. These shares vest in increments of one-third on the 1st of January in the years 2006, 2008, and 2010, assuming he remains employed by the Company, although such vesting accelerates in the event of termination of Mr. Ziegler’s employment by reason of death or disability, termination without cause, termination for good reason, or a change in control of the Company.

        Performance Units – The Company granted Mr. Ziegler 2,400 performance units for the performance period commencing January 1, 2003, and ending December 31, 2005, subject to the terms of the Company’s Performance Unit Plan. These units will vest at the end of such three-year performance period, assuming he remains employed by the Company, although such vesting accelerates in the event of termination of Mr. Ziegler’s employment by reason of death or disability, termination without cause, or termination for good reason. The value of these units and the amount paid to Mr. Ziegler will depend on the performance of the Company, although in the event that the vesting of such units accelerates due to the termination of Mr. Ziegler’s employment by reason of death or disability, termination without cause, or termination for good reason, the value of such units is limited to their par value ($120 per unit) multiplied by the ratio of the number of days he was employed by the Company to the total number of days between January 1, 2003, and December 31, 2005.

        The agreement also requires 3M to provide Mr. Ziegler supplemental retirement benefits. If he remains employed by 3M for at least nine years, the supplemental benefits will be payable in the form of an annuity payable for his lifetime commencing at age 62 and based on 45 percent of his highest average annual compensation over a four-year period. If Mr. Ziegler is employed by 3M for less than nine years, the amount of these supplemental retirement benefits will be prorated accordingly. The amount of such benefits will be reduced by the amount of his benefits under 3M’s pension plans. Once he has completed two years of employment with 3M, the sum of these supplemental retirement benefits and the benefits payable under 3M’s pension plans will not be less than $300,000 per year. These supplemental retirement benefits (other than the $300,000 minimum benefit, which vests after two years of employment with the Company) vest after five years of employment with the Company, although they vest immediately in the event of the termination of his employment by reason of death or disability, termination without cause, or a termination for good reason.

        In the event that Mr. Ziegler’s employment is terminated by the Company other than for cause, or if Mr. Ziegler terminates his employment for a good reason, then he will receive a lump-sum payment equal to (i) two times his annual base salary and profit sharing if such termination occurs during the first three years following his employment commencement date, or (ii) one times his annual base salary and profit sharing if such termination occurs more than three but no more than ten years following his employment commencement date. As a condition to receiving such payment, Mr. Ziegler would be required to sign a release of all claims against the Company.

Retirement Benefits

        The Company maintains a tax-qualified defined benefit pension plan for its eligible employees in the United States. Effective January 1, 2001, the Company amended this plan (the Employee Retirement Income Plan, or the “ERIP”) to include a pension equity feature for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity feature during the one-time choice election period in 2001. Of the Named Executive Officers, Dr. Reich and Mr. Wiens participate in the non-pension equity portion of the ERIP (the Portfolio I Pension Plan), while Mr. McNerney, Mr. Ziegler, and Mr. Campbell participate in the pension equity portion of the ERIP (the Portfolio II Pension Plan). Retirement benefits under the ERIP are based on an employee’s years of service and average annual earnings during the employee’s highest four consecutive years of service. Since the Internal Revenue Code limits the amount of benefits that can be paid from the ERIP as well as the amount of compensation upon which such benefits may be earned, the Company also maintains several nonqualified pension plans for eligible employees. The following table shows the estimated annual benefits payable on retirement under both the ERIP and these nonqualified plans to the Company’s eligible employees in the United States.

Average Annual Earnings During the Highest Four Consecutive Years of Service (1)	Annual Portfolio I Retirement Benefits With Years of Service Indicated (2)
	10 years	15 years	20 years	25 years	30 years	35 years	40 years

$500,000	$73,540	$110,310	$147,080	$183,850	$220,620	$257,390	$286,140
750,000	111,040	166,560	222,080	277,600	333,120	388,640	431,765
1,000,000	148,540	222,810	297,080	371,350	445,620	519,890	577,390
1,250,000	186,040	279,060	372,080	465,100	558,120	651,140	723,015
1,500,000	223,540	335,310	447,080	558,850	670,620	782,390	868,640

4,500,000	673,540	1,010,310	1,347,080	1,683,850	2,020,620	2,357,390	2,616,140
5,000,000	748,540	1,122,810	1,497,080	1,871,350	2,245,620	2,619,890	2,907,390
5,550,000	823,540	1,235,310	1,647,080	2,058,850	2,470,620	2,882,390	3,198,640

Average Annual Earnings During the Highest Four Consecutive Years of Service (1)	Annual Portfolio II Retirement Benefits With Years of Service Indicated (2)
	5 years	10 years	15 years	20 years

$500,000	$41,174	$79,604	$115,288	$146,855
750,000	62,633	121,090	175,372	223,390
1,000,000	84,091	162,576	235,455	299,925
1,250,000	105,550	204,063	295,539	376,460
1,500,000	127,008	245,549	355,622	452,995

4,500,000	384,509	743,384	1,076,625	1,371,415
5,000,000	427,426	826,356	1,196,792	1,524,485
5,500,000	470,343	909,329	1,316,959	1,677,555

FOOTNOTES TO PENSION PLAN TABLES

        (1)  Earnings include base salary and profit sharing actually earned by the participant and does not include any other forms of remuneration. The benefits are computed on the basis of straight-life annuity amounts and are not subject to any deduction for social security or other offset amounts.

        (2)  Under the Portfolio I plan, a participant may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the participant’s age and years of service total at least 90 (91 or 92 for employees born after 1942) he or she would receive a social security bridge to age 62. Under the Portfolio II plan, a participant may retire anytime after age 55 with at least five years of service and their pension is based on the total pension value determined at retirement converted to an actuarially equivalent annuity. The Named Executive Officers are presently entitled to the respective years of service credit set opposite their names:

W.J. McNerney, Jr.*	3
R.F. Ziegler*	1
C. Reich	35
H.J. Wiens	36
P.D. Campbell*	2

* As described above in the summaries of their employment agreements with the Company (in the section entitled “Employment Contracts, Termination of Employment, and Change-in-Control Arrangements”), Mr. McNerney, Mr. Ziegler, and Mr. Campbell will be entitled to receive supplemental retirement benefits from the Company in addition to the annual retirement benefits shown in the Pension Plan Tables above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the “Committee”) reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation of the Chief Executive Officer, annually reviews and approves the compensation for the other senior executives, evaluates the performance of the Chief Executive Officer, and annually prepares this report on executive compensation for inclusion in the proxy statement. The Committee’s membership is determined by the Board of Directors, and is composed solely of independent nonemployee directors.

Executive Compensation Philosophy and Practices

        The Board believes that providing appropriate motivation of the Company’s executives and effective leadership are essential for establishing 3M’s preeminence in the markets we serve and creating an attractive investment for stockholders. The Committee is responsible to the Board for ensuring that Company executives are highly qualified and are compensated in a manner that aligns the interests of executives and stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company’s executive compensation programs:

•

Total compensation must be competitive to attract the best talent to 3M; motivate employees to perform at their highest levels; reward outstanding achievement; and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value;

•

A significant portion (targeted at 65 percent to 89 percent) of an executive’s total compensation is variable and at risk and tied to both the annual and long-term financial performance of the Company, such as economic profit and stock price appreciation; and

•

Stock ownership is emphasized so that executives manage from an owner’s perspective. The Committee believes that broad and deep employee stock ownership effectively aligns the interests of employees with those of stockholders and strongly motivates executives to build stockholder value. The Committee has established specific stock ownership guidelines for key management employees and has created programs that encourage employees to have an ownership interest in the Company.

        The Committee annually surveys the executive compensation practices of large industrial companies that are likely competitors for executive talent. The Committee’s objective of maintaining the total compensation at a competitive level has resulted in short-term compensation (base salary and profit sharing) being at or very close to the median and long-term compensation (Performance Unit Plan and stock options) in the 50th to 75th percentile, with more variability and risk based on Company performance.

        Executive compensation is linked to Company performance compared to specific financial and nonfinancial objectives. These objectives range from achieving earnings and sales growth targets to upholding the Company’s Statement of Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respect for the environment, and employee pride in the Company).

31

Components of Executive Compensation

        The compensation program for executive officers consists of the following components: base salary, profit sharing, Performance Unit Plan, stock options, and (in appropriate circumstances) restricted stock. The Committee determines the amount of compensation under each component of executive compensation granted to the executive officers to achieve the appropriate ratio between performance-based compensation and other forms of compensation, and to reflect the level of responsibility of the executive officer.

        Base Salary

        The Committee establishes base salaries annually in relation to base salaries paid by companies included in the compensation surveys. Base salary for an executive officer is established each year based on (1) a compensation range corresponding to the executive’s responsibilities and (2) the executive’s overall individual job performance.

        Profit Sharing

        Profit sharing is variable compensation based on the quarterly economic profit of the Company and its business units. Economic profit is defined as quarterly net operating income minus a charge for operating capital used by the business. The economic profit measurement is directly related to the creation of stockholder value since it emphasizes the effective use of capital and solid profitable growth. Compensation paid under the profit sharing plan fluctuates based on Company performance.

        The amount payable under this plan is based on the number of shares of profit sharing assigned to a participant, multiplied by an amount based on quarterly economic profit. The total amount paid under this plan to the Company’s five most highly compensated executive officers never exceeds one-half percent of the Company’s consolidated net income for any period, and no single executive officer ever receives more than one-sixth percent of the Company’s consolidated net income for any period. Profit sharing payments to these individuals are subject to limitations when individual amounts exceed specified relationships to planned compensation.

        Currently, all profit sharing payments are made in cash. However, the plan does permit the Committee to pay all or a portion of the profit sharing payable to the Named Executive Officers in shares of the Company’s common stock.

        Performance Unit Plan

        The Performance Unit Plan is variable compensation based on the Company’s long-term performance. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the performance criteria selected each year by the Compensation Committee over the applicable three-year performance period (each year weighted equally).

        The performance criteria selected by the Compensation Committee for performance units granted during 2003 were designed to focus management attention on two key factors that create shareholder value: Economic Profit Growth and Improvement in Net Working Capital Turns.

        Performance Criteria:
        (1)  “Economic Profit Growth” is the percentage amount by which the Economic Profit of the Company for a year exceeds the Economic Profit of the Company for the immediately preceding year; and

        (2)  “Improvement in Net Working Capital Turns” is the percentage amount by which the Net Working Capital Turns of the Company for a year increases from the Net Working Capital Turns for the immediately preceding year; where the term “Net Working Capital Turns” means the Company’s net sales during the fourth quarter of a year multiplied by four, and divided by the Company’s Net Working Capital as of the end of such year; and where the term “Net Working Capital” means the sum of the Company’s accounts receivable and inventories, minus the Company’s accounts payable.

        Performance Unit Plan Payments:
        The amount payable for each performance unit granted in 2003 is linked to the performance criteria of Economic Profit Growth and Improvement in Net Working Capital Turns. The amount payable may be anywhere from $0 to $360 per unit, depending on the performance of the Company during the three-year performance period ending on December 31, 2005. Payment for the units granted in 2003 will be made no later than June 2006, in the form (at the discretion of the Committee) of cash, stock, or a combination of cash and stock.

Stock Options and Restricted Stock

        The objectives of the Management Stock Ownership Program are to help the Company attract and retain outstanding employees, and to promote the growth and success of the Company’s business by aligning the financial interests of these employees with the other stockholders of the Company. The Program authorizes the Committee to grant stock options, restricted stock, stock appreciation rights, and other stock awards to employees of the Company. Currently, the Committee makes annual grants of stock options under the Program to the executive officers. These options have an exercise price equal to the market price of the Company’s common stock on the grant date, and generally expire ten years after the grant date. Stock options encourage executives to become owners of the Company, which further aligns their interests with those of the stockholders. These options only have value to the recipients if the price of the Company’s stock appreciates after the options are granted. Currently, the Committee has made grants of restricted stock under the Program only to selected executive officers in appropriate circumstances. These circumstances have included the hiring of new executive officers as well as the need to retain current executive officers. These shares of restricted stock vest over periods ranging from one to ten years after the grant date, which encourage the executives to remain employed by the Company until the shares have vested.

Stock Ownership Guidelines

        The Company’s stock ownership guidelines are designed to increase an executive’s equity stake in 3M and more closely align his or her interests with those of our stockholders. The guidelines provide that the CEO should attain an investment position in 3M’s stock equal to five times his or her annual base salary, Executive and Senior Vice Presidents should attain an investment position in 3M’s stock equal to three times their annual base salary, and Vice Presidents who are members of 3M’s Quarterly Management Council should attain an investment position in 3M’s stock equal to two times their annual base salary. While the stock ownership guidelines provide that executives attain these investment positions in 3M stock within five years of their appointment to these positions, most of our executives have already attained or exceeded these investment positions.

Chief Executive Officer Compensation

        Effective January 1, 2001, the Company hired W. James McNerney, Jr., as Chairman of the Board and Chief Executive Officer and entered into an employment agreement. In determining Mr. McNerney’s compensation, the Board focused on competitive levels of compensation for CEOs managing companies of similar size and complexity and the importance of hiring a chief executive officer with the strategic, financial, and leadership skills to ensure the continued growth and success of the Company.

        In his third year as Chairman of the Board and Chief Executive Officer, Mr. McNerney continued to demonstrate strong leadership and vision for the Company. He continued the implementation of five initiatives (Six Sigma, Global Sourcing Effectiveness, 3M Acceleration, Indirect Cost Reduction, and e-Productivity) that strengthen 3M and enhance its competitiveness.

        The compensation of Mr. McNerney is governed by his employment agreement and generally consists of the same short-term and long-term components (base salary, profit sharing, Performance Unit Plan, and stock options) as those of other Named Executive Officers. A higher portion of Mr. McNerney’s total compensation is variable and at risk by being tied to quantifiable measures of the Company’s performance. These measures are Economic Profit, Economic Profit Growth, and Improvement in Net Working Capital Turns, as defined above, and appreciation in the value of 3M stock.

        In order to compensate Mr. McNerney for the restricted stock and stock options he forfeited upon leaving his prior employer, the Company also granted Mr. McNerney 220,000 shares of restricted stock. These shares of restricted stock vest in increments of ten percent on the 1st of January in the years 2002 through 2011, assuming he remains employed by the Company, although such vesting accelerates in the event of the termination of Mr. McNerney’s employment by reason of death or disability, termination without cause, a termination for good reason, or a change in control of the Company.

        The terms of Mr. McNerney’s employment agreement appear under “Employment Contract, Termination of Employment, and Change-In-Control Arrangements” of this proxy statement.

Limit on Tax Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits the Company from deducting compensation paid in any year to certain executives in excess of $1 million but does not subject performance-based compensation to this limit. The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company’s success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Conclusion

        The Committee is satisfied that the short-term and long-term compensation paid to the executive officers of the Company is aligned with the Company’s strategic objectives and ensures that payouts are determined by Company and employee performance.

Submitted by the Compensation Committee
    Edward A. Brennan, Chair
    Robert S. Morrison
    Rozanne L. Ridgway
    Kevin W. Sharer
    Louis W. Sullivan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers, or had any relationship otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange and SEC rules. In addition, the Board has determined that the Chair of the Committee, Edward M. Liddy, is both independent and an “audit committee financial expert” as defined by SEC rules. The Committee operates pursuant to a written charter, a copy of which is set forth in Appendix B. As set forth in the Charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Committee has:

•	Considered and discussed the audited consolidated financial statements with management and our independent auditors;

•

Discussed with our independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, and No. 71, Interim Financial Information, as currently in effect;

•

Received the written disclosures from our independent auditors required by Independence Standards Board Standard No.1, Independence Discussions with Audit Committees, as currently in effect, and discussed the independence of PricewaterhouseCoopers LLP with them; and

34

•

Reviewed the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.

        Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to in the Charter, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission.

Submitted by the Audit Committee
    Edward M. Liddy, Chair
    Linda G. Alvarado
    Vance D. Coffman
    Michael L. Eskew
    Aulana L. Peters

Policy on Audit Committee Pre-Approval of Audit and
Permissible Non-Audit Services of Independent Auditors

        The Audit Committee is responsible for appointing and overseeing the work of the independent auditor. The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditor.

        Before engagement of the independent auditor for the next year’s audit, the independent auditor will submit a detailed description of services expected to be rendered during that year for each of the following categories of services to the Audit Committee for approval.

1.

Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.

Audit Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.

Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.	Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee has delegated pre-approval authority to the chair of the committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

35

INDEPENDENT AUDITOR’S FEES

        The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s consolidated financial statements for the years ended December 31, 2003, and December 31, 2002, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

Audit and Non-Audit Fees ($ in millions)

	2002	2003

Audit Fees: (1)	$6.6	$7.6
Audit Related Fees: (2)	0.3	0.8
Tax Fees: (3)	2.1	1.3
All Other Fees: (4)	0.2	0.0

Total	$9.2	$9.7

(1)  Audit fees consisted of audit work and review services, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2) Audit related fees consisted principally of audits of employee benefit plans and other attest services.

(3) Tax fees consist principally of tax planning and compliance.

(4) All other fees consisted principally of research, survey, and employee benefit plan advisory services with the plan sponsor.

36

3M STOCK PERFORMANCE GRAPH

        The following graph compares the five-year cumulative total stockholder return for 3M common stock (assuming reinvestment of dividends) against the Standard & Poor’s 500 Stock Index and the Dow Jones Industrial Average (DJIA), both of which are well-known and published industry indices. The Company is included in both the S&P 500 Stock Index and the Dow Jones Industrial group of 30 companies. The Company, as a highly diversified manufacturer and seller of a broad line of products, is not easily categorized with other, more specific, industry indices.

        The annual changes for the five-year period shown in the graph are based on the assumption that $100 had been invested in 3M stock and each index on December 31, 1998, as required by SEC rules, and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on December 31, 2003.

Comparison of Five-Year Cumulative Total Return Among
3M, Dow Jones Industrial Average, and S&P 500 Index

	1998	1999	2000	2001	2002	2003

Cumulative Return

3M	100.0	140.8	176.6	176.8	188.1	263.5
DJIA	100.0	127.0	121.0	114.4	97.4	124.6
S&P 500	100.0	120.9	110.0	96.9	75.6	97.1

37

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR NEXT YEAR’S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M’s proxy statement for next year’s Annual Meeting, our Corporate Secretary must receive the proposal no later than 5 p.m. Central Time on November 29, 2004. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to: Gregg M. Larson, Assistant General Counsel and Secretary, 3M Company, 3M Center, Building 0220-13W-39, St. Paul, MN 55144-1000. Such proposals must contain the information required under 3M’s Bylaws, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year’s Annual Meeting without having it included in the Company’s proxy statement must comply with the requirements set forth in the Company’s Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder no earlier than January 11, 2005, and no later than February 10, 2005. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON
Assistant General Counsel and Secretary

APPENDIX A 3M CORPORATE GOVERNANCE GUIDELINES

A.	THE ROLES OF THE BOARD OF DIRECTORS AND MANAGEMENT

1.

The Board of Directors — The business of the Company is conducted under the oversight of the Board of Directors. The Board selects the Chairman and Chief Executive Officer and delegates to the CEO the authority and responsibility to manage the Company’s operations. The Board of Directors serves as elected representatives of the shareholders, acts as an advisor and counselor to the CEO and senior management, and oversees management performance on behalf of shareholders.

2.	Management — The CEO and senior management are responsible for running the Company’s business operations.

B.	BOARD COMPOSITION AND LEADERSHIP

1.

Chairman of the Board and Chief Executive Officer — The Board has the authority to decide whether the positions of Chairman and CEO should be held by the same person and shall determine the best arrangement for the Company and its shareholders in light of all relevant and changing circumstances. The Board currently believes that the same individual should hold the position of Chairman and CEO (Chairman/CEO).

2.

Size of the Board — The number of Directors should not exceed a number that can function efficiently. The Nominating and Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board.

3.

Board Independence — The Board believes in having a substantial majority of independent Directors on the 3M Board. A Director is “independent” if the Board affirmatively determines that the Director has no material relationship with the Company directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and otherwise meets the requirements for independence of the listing standards of the New York Stock Exchange. The independent Directors will make the Board decisions on corporate governance matters.

4.

Board Membership Criteria — The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Board’s assessment of Board candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards, (iii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. A Director’s qualifications in light of these criteria is considered at least each time the Director is re-nominated for Board membership.

5.	Selection of New Director Candidates — The Nominating and Governance Committee screens and recommends Board candidates to the Board.

6.

Director Orientation and Continuing Education — The Company provides Directors with an orientation and education program to familiarize them with the Company’s business operations and plans, industry trends and corporate governance practices, as well as ongoing education on issues facing the Company and on subjects that would assist the Directors in discharging their duties.

7.

Directors Who Experience Change in Present Job Responsibilities or Other Relevant Circumstances — When a Director’s principal occupation or business affiliation changes, or other circumstances arise which may raise questions about the Director’s continuing qualifications in relation to the Board Membership Criteria set forth above, then the Director will tender her/his resignation, or the Nominating and Governance Committee will ask for such tender. The Nominating and Governance Committee will consider the tendered resignation and recommend to the Board the action to be taken.

A-1

8.

Service On Other For-Profit Boards — Independent Directors are encouraged to evaluate carefully the time required to serve on other boards (excluding non-profit) taking into account board attendance, preparation, participation and effectiveness on these boards. Independent Directors must advise the Chairman/CEO before accepting an invitation to serve on another board to enable the Company to determine whether (i) any regulatory issues or potential conflicts are raised by the Director accepting such an invitation and (ii) the Director will have the time required for preparation, participation and attendance at 3M Board meetings. Independent Directors should not serve on more than five other boards of public companies in addition to the Company Board. The current position in excess of these limits will be in compliance by the end of 2004.

9.

Retirement Policy — Each nonemployee Director must tender her/his resignation at the annual meeting following her or his 72nd birthday. If circumstances dictate, the Nominating and Governance Committee may ask a Director to continue to serve on the Board past age 72.

10.

Board Compensation Review — The Nominating and Governance Committee will periodically receive reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee Directors.

11.

Board’s Interaction with Stakeholders — The Chairman/CEO is responsible for establishing effective communications with the Company’s stakeholders, including shareholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Board that management speaks for the Company. This policy does not preclude independent Directors from meeting with stakeholders, but management where appropriate should be present at such meetings.

C.	BOARD OPERATIONS

1.

Selection of Agenda Items for Board Meetings — At the first Board meeting of each year, the Chairman/CEO will propose for the Board’s approval agenda items to be discussed during the course of the year. Before each meeting, the Chairman/CEO will review proposed agenda items that fall within the scope of responsibilities of a Board committee with the chair of that committee and distribute the agenda in advance to the Board. Any Board member may ask to include items on the agenda.

2.

Board Materials Distributed in Advance — Board members receive materials related to agenda items in advance of Board meetings so that the Directors may prepare to discuss the items at the meeting. Sensitive subjects may be discussed at the meeting without distributing written materials in advance or at the meeting.

3.

Director Responsibilities — Directors must exercise their business judgment to act in the best interests of the shareholders and the Company. In discharging this obligation, Directors reasonably may rely on the Company’s senior executives and its advisors and auditors. Directors are expected to attend and participate in all meetings of the Board and of committees on which they serve and to spend the time needed and prepare for and meet as frequently as necessary to discharge their responsibilities.

4.

Board Presentations and Access to Employees — Members of senior management may be invited to attend part or all of a Board meeting in order to participate in discussions. Generally, the executive responsible for an area of the Company’s operations the Board is to consider makes the presentation. Board members have complete access to all other members of management and Company employees.

5.

Board Access to Independent Advisors — The Board and its committees may seek advice from outside advisors as appropriate. The Board shall have sole authority to approve related fees and retention terms.

6.

Executive Sessions of Independent Directors — Independent Directors regularly meet without the Chairman/CEO and may select a Director to facilitate the meeting. The chairs of the Audit, Compensation, Nominating and Governance, and Public Issues Committees of the Board may chair executive sessions of the independent Directors at which the principal items to be considered are within the scope of the committee chair’s authority. The Board believes that this practice ensures leadership at all executive sessions of the independent Directors without needing to designate a lead Director.

A-2

D.	BOARD COMMITTEES

1.	Committees — The current committees are Audit, Compensation, Nominating and Governance, and Public Issues.

2.

Assignment and Term of Service of Committee Members — The Board is responsible for the appointment of committee members and chairs, based on recommendations of the Nominating and Governance Committee. The Board at its first meeting following the annual meeting of stockholders shall elect the members of each Committee.

3.

Agenda, Frequency, Length and Reports of Committee Meetings — The chair of each committee approves the agenda, length of and attendance at each committee meeting and determines the frequency of meetings. Materials related to agenda items are given to the committee members sufficiently in advance to allow the members to prepare for discussing the items at the meeting. The committee chairs report a summary of their meeting to the Board following each regular committee meeting.

4.	Membership — All Board members may serve on the Public Issues Committee, but only independent Directors may serve on the Audit, Compensation, and Nominating and Governance Committees.

5.	Responsibilities — The Board periodically reviews the responsibilities of each committee and approves the committee charters, copies of which are attached to these guidelines.

E.	BOARD AND MANAGEMENT EVALUATION

1.

Formal Evaluation of the Chairman/CEO — The Compensation Committee, in consultation with the Chairman/CEO, sets annual and long-term performance goals for the Chairman/CEO. The Chair of the Compensation Committee leads the discussion of the Chairman/CEO’s performance against such goals with the independent Directors and communicates the Board’s evaluation to the Chairman/CEO. The Compensation Committee will use the evaluation when determining the compensation of the Chairman/CEO.

2.

Board Self-Assessment — The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all Directors and share those comments with the Board. Based on the comments and further discussion, the Board will make an assessment specifically reviewing areas in which the Board and/or the management believe improvements could be made to increase the effectiveness of the Board and its committees.

3.

Succession Planning — The Board plans the succession to the position of Chairman/CEO and certain other senior management positions. To assist the Board, the Chairman/CEO annually assesses senior managers and their succession potential. The Chairman/CEO also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

4.	Management Development — The Chairman/CEO annually should report to the Board on the Company’s program for management development.

A-3

Policy on Adoption of a Rights Plan

In 2002 and 2003, Mr. Nick Rossi, a 3M stockholder, submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders’ rights plan (also known as a “poison pill”). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

Following consideration of the favorable vote Mr. Rossi’s proposal received in the past two years and in light of this belief, the Board has adopted and reaffirmed a statement of policy on this topic. The Board’s policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M’s stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, will be included in 3M’s published Corporate Governance Guidelines and its proxy statement.

A-4

APPENDIX B

3M Company Board of Directors Audit Committee Charter (As Amended February 9, 2004)

A.

Purpose: The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of 3M Company (the “Company”) is to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s external auditor (the “Independent Auditor”), and (iv) performance of the Company’s internal auditing department (“Internal Audit”) and the Independent Auditor.

B.

Membership: The Committee’s membership is determined by the Board upon recommendation of the Nominating and Governance Committee and consists of at least three directors. The members of the Committee shall meet the independence and experience requirements of the listing standards of the New York Stock Exchange and the requirements for audit committee service set forth in the Securities Exchange Act of 1934, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). At least one member of the Committee shall be an “audit committee financial expert” as determined by the Board in compliance with criteria established by the SEC. Committee members shall not serve on the audit committees of more than two other public companies unless the Board determines that such service does not impair the member’s ability to serve effectively on the Committee.

C.

Roles and Responsibilities: The Committee’s responsibility is one of oversight. The management of the Company is responsible for the preparation of complete and accurate annual and quarterly consolidated financial statements (“financial statements”) in accordance with generally accepted accounting principles in the United States and for maintaining appropriate accounting and financial reporting principles and policies and internal controls designed to assure compliance with accounting standards and laws and regulations. The Independent Auditor is responsible for planning and conducting in accordance with Generally Accepted Auditing Standards in the United States an audit of the Company’s annual consolidated financial statements and a review of the Company’s quarterly financial statements. The Committee shall have the authority to take any and all acts that it deems necessary to carry out its oversight function, including but not limited to:

1.	Financial Reporting and Disclosure

a.

Review and discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the disclosures under the caption “Management Discussion and Analysis of Financial Condition and Results of Operations.” The Committee shall make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

b.

Review the Company’s financial reporting processes, disclosure and internal controls and procedures, and the process for the CEO and CFO quarterly certifications required by the SEC with respect to financial statements and the Company’s disclosure and internal controls and procedures. Such review shall include a consideration of major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any reports by the CEO and CFO regarding major issues as to the adequacy of the Company’s disclosure and internal controls and procedures and any special audit steps adopted in light of identified deficiencies.

c.

Obtain and review annually, prior to the completion of the Independent Auditor’s annual audit of the Company’s year-end financial statements (the “Annual Audit”), a report from the Independent Auditor, describing (i) all critical accounting policies and practices to be used in the financial statements, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (iii) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences. Review any reports on such topics or similar topics prepared by management, including any significant financial reporting issues and judgments made in connection with the preparation of the financial statements. Discuss with the Independent Auditor any material issues raised in such reports.

B-1

d.

Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that such discussions may be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made). The management will review with the chair of the Committee earnings press releases prior to issuance.

e.	Discuss with management and the Independent Auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the Company’s financial statements.

2.	Internal Audit

a.	Review the annual plan and scope of work of Internal Audit, including its responsibilities and staffing.

b.	Review, as appropriate, the results of internal audits and discuss related significant internal control matters with the Company’s internal auditor and Company management.

c.	Discuss the adequacy of the Company’s internal controls with Internal Audit.

d.	Review the appointment and periodically evaluate the performance of the senior internal auditing executive.

3.	Independent Auditor

a.

Responsible for the appointment, retention, termination, compensation and oversight of the Independent Auditor. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Auditor. The Independent Auditor shall report directly to the Committee.

b.

Review the scope of the Annual Audit and services to be provided by the Independent Auditor during the year. Pre-approve all audit and permitted non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided by the Act. The chair of the Committee may pre-approve any such services according to the procedures approved by the Committee, provided that any approval by the chair must be presented to the Committee at its next meeting.

c.

Obtain and review, at least annually, a report from the Independent Auditor describing: (i) the Independent Auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues; and (iii) all relationships between the Independent Auditor and the Company, including the matters set forth in Independence Standards Board Standard No. 1. Discuss with the Independent Auditor any issues or relationships disclosed in such report that, in the judgment of the Committee, may have an impact on the competence or independence of the Independent Auditor.

d.

Discuss with the Independent Auditor the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, including any audit problems or difficulties encountered in performing the audit and management’s response, and disagreements with management.

e.	Obtain assurance from the Independent Auditor that the audit was conducted in a manner consistent with Section 10A of the Act.

B-2

f.

Review and periodically evaluate the performance of the lead audit partner of the Independent Auditor and assure the regular rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law.

g.	Establish policies for the Company’s hiring of employees or former employees of the Independent Auditor who participated in any capacity in the audit of the Company.

4.	Risk Management and Compliance

a.	Discuss policies and procedures with respect to risk assessment and risk management, the Company’s major risk exposures and the steps management has taken to monitor and mitigate such exposures.

b.

Review the effectiveness of the system for monitoring compliance with laws, regulations and the Company’s business conduct policies and the results of management’s investigation and follow-up on any fraudulent acts or accounting irregularities.

c.	Periodically obtain reports from management regarding compliance.

d.

Review with the Company’s General Counsel legal matters that may have a material impact on the consolidated financial statements and any material reports or inquiries received from regulators or governmental agencies regarding compliance.

e.

Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. Review periodically with management and Internal Audit these procedures and any significant complaints received.

5.	Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors

a.

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than four times a year. The Committee shall meet separately, periodically, with management, with internal auditors and with the Independent Auditors. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

b.	Report regularly to the Board.

c.	Prepare the report of the Committee required to be included in the Company’s annual proxy statement.

d.	Review the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

e.	Conduct an annual performance evaluation of the Committee.

f.

The Committee shall have the authority to retain such outside legal, accounting or other advisors, as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

B-3

APPENDIX C

3M Company Board of Directors Compensation Committee Charter (As Amended February 9, 2004)

A.

Purpose: The Compensation Committee (the “Committee”) of the Board of Directors of 3M Company reviews the Company’s compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, and annually prepares a report on executive compensation for inclusion in the Company’s proxy statement.

B.

Membership: The Committee’s membership is determined by the Board and consists of at least three directors. All members of the Committee shall meet the independence requirements of the listing standards of the New York Stock Exchange, qualify as “Nonemployee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and satisfy the requirements of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code.

C.	Roles and Responsibilities: The responsibilities of the Committee include:

1.	Compensation Practices and Policies

a.	Review compensation practices and policies of the Company to ensure they provide appropriate motivation for corporate performance and increased shareholder value.

b.

Oversee the administration of the Company’s stock and deferred compensation programs, and determine the employees who receive awards and the size of those awards under the Company’s Management Stock Ownership Program.

c.	Make recommendations to the Board of Directors regarding the adoption, amendment or termination of equity compensation programs that require shareholder approval.

d.	Approve the adoption, amendment and termination of incentive compensation and deferred compensation programs for employees of the Company.

2.	Executive Compensation

a.	Periodically survey the executive compensation practices of other large companies.

b.

Annually review and approve, for the senior executives of the Company (other than the CEO), (i) the annual base salary, (ii) profit sharing, (iii) awards under the Company’s Performance Unit Plan, and (iv) stock option grants and other stock awards under the Company’s Management Stock Ownership Program.

c.	Approve for the senior executives of the Company (other than the CEO) employment agreements, severance arrangements, change-in-control arrangements and any special or supplemental benefits.

d.	Establish and certify the satisfaction of performance goals for performance-based compensation as required under Section 162(m) of the Internal Revenue Code.

e.	Review shareholder proposals relating to executive compensation matters and recommend to the Board the Company’s response to such proposals.

3.	CEO Compensation

a.	Review and approve annual corporate goals and objectives for the CEO.

b.	The Chairman of the Committee leads the discussion of the CEO’s performance against such goals and objectives with the independent directors and communicates the Board’s evaluation to the CEO.

c.

Annually review and approve (based on this evaluation), subject to ratification by the independent directors of the Board, (i) the CEO’s annual base salary, (ii) the CEO’s annual planned profit sharing, (iii) awards to the CEO under the Company’s Performance Unit Plan, and (iv) stock option grants and other stock awards to the CEO under the Company’s Management Stock Ownership Program. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at other large companies, and the awards given to the CEO in past years.

C-1

d.

Approve, subject to ratification by the independent directors of the Board, for the CEO employment agreements, severance arrangements, change-in-control arrangements and any special or supplemental benefits.

4.	Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors

a.

Hold regular meetings of the Committee, reporting significant matters arising from such meetings to the Board. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

b.	Prepare a report on executive compensation required by the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

c.	Review and reassess the adequacy of this Charter at least annually and submit any changes to the Board for approval.

d.	Conduct an annual performance evaluation of the Committee.

e.

The Committee shall have the authority to retain such compensation consultants, outside counsel and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

C-2

APPENDIX D

3M Company Board of Directors Nominating and Governance Committee Charter (As Amended February 9, 2004)

A.

Purpose: The Nominating and Governance Committee (the “Committee”) of the Board of Directors of 3M Company establishes Board membership criteria; assists the Board by identifying individuals qualified to become Board members; recommends to the Board matters of corporate governance; facilitates the annual review of the performance of the Board and its committees; and periodically reviews CEO and management succession plans.

B.

Membership: The Committee’s membership is determined by the Board and consists of at least three directors. The members of the Committee shall meet the independence requirements of the New York Stock Exchange.

C.	Roles and Responsibilities: The responsibilities of the Committee include:

1.	Board and Committee Membership

a.	Periodically review with the Board the appropriate size of the Board and the requisite skills and characteristics of its members as set forth below.

b.

It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders.

c.

The Board’s assessment of Board candidates includes, but is not limited to, consideration of: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government and the like; or (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings. A Director’s qualifications in light of these criteria is considered at least each time the Director is re-nominated for Board membership.

d.

Review the resignation of directors whose principal occupation or business association changes, or other circumstances arise which may raise questions about the Director’s continuing qualifications in relation to the Board membership criteria referred to above and recommend to the Board what action the Board should take with respect to the resignation.

e.	Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs.

2.	Qualified Director Candidates

a.

Identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth above, and recommend that the Board select such nominee or nominees to stand for election at the next meeting of stockholders of the Company in which directors will be elected.

b.

In the event there is a vacancy on the Board, identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth above, and recommend such person or persons for appointment to the Board.

c.

Review and evaluate all stockholder nominees for director (submitted in accordance with the Committee’s policy and the Company’s Bylaws) in accordance with the Board Membership Criteria set forth above.

D-1

3.	Corporate Governance

a.	Review the Company’s Corporate Governance Guidelines at least annually, and recommend any proposed changes to the Board for approval.

b.

Develop and recommend to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence.

c.	Review and recommend to the Board proposed changes to the Company’s Certificate of Incorporation and Bylaws.

d.	Review shareholder proposals relating to corporate governance matters and recommend to the Board the Company’s response to such proposals.

4.

Board and Committee Self-Assessment. Develop and recommend to the Board for its approval an annual self-assessment process of the Board and its committees and oversee the process. Based on this process, the Board will make an assessment reviewing areas in which the Board and/or Management believe improvements could be made to increase the effectiveness of the Board.

5.

Succession Planning. Review periodically with the Chairman/CEO his assessment of corporate officers and succession plans relating to their positions, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions.

6.	Miscellaneous Matters

a.	Periodically review and recommend to the Board changes in Board compensation.

b.	Establish and periodically review and recommend to the Board Director retirement policies.

7.	Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors

a.

Hold regular meetings of the Committee, reporting significant matters arising from such meetings to the Board. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

b.	Review and reassess the adequacy of this Charter at least annually and submit any changes to the Board for approval.

c.	Conduct an annual performance evaluation of the Committee.

d.

The Committee shall have the authority to retain search firms to assist in identifying director candidates, and to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

D-2

APPENDIX E

3M Company Board of Directors Public Issues Committee Charter (As Affirmed February 9, 2004)

A.

Purpose: The Public Issues Committee (the “Committee”) of the Board of Directors of 3M Company reviews public policy issues and trends affecting the Company, reviews and advises with respect to the Company’s environmental, health and safety programs and compliance, human resources, the corporate contribution program and the 3M Foundation, and reviews and approves the Company’s response to shareholder proposals relating to public policy issues.

B.	Membership: The Committee’s membership is determined by the Board and consists of at least three directors.

C.	Roles and Responsibilities: The Committee:

1.	Reviews public policy issues and trends affecting the Company.

2.

Offers advice, insights and makes recommendations regarding policies, programs, actions and procedures which will assist the Company to respond appropriately to its social responsibilities and the public interest in its business affairs, including activities such as those related to the environment, human resources, labor, and community relations.

3.

Reviews and advises with respect to the Company’s environmental, health and safety programs and compliance; human resource programs and compliance; the corporate contribution program; and the 3M Foundation.

4.	Review shareholder proposals relating to public policy issues and recommend to the Board the Company’s response to such proposals.

D.	Meetings, Reports, Charter Review, Performance Evaluation and Outside Advisors: The Committee shall:

1.

Hold regular meetings of the Committee, reporting significant matters arising from such meetings to the Board. A majority of the members shall constitute a quorum. A majority of the members present shall decide any matter brought before the Committee.

2.	Review and reassess the adequacy of this Charter at least annually and submit any changes to the Board for approval.

3.	Conduct an annual performance evaluation of the Committee.

4.

Have the authority to retain such outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention

E-1

--------------------------------------------------------------------------------
                                ATTENDANCE CARD
--------------------------------------------------------------------------------

[LOGO] 3M

Annual Meeting
of Stockholders
--------------------------------------------------------------------------------
May 11, 2004

RiverCentre
175 West Kellogg Blvd.
St. Paul, Minnesota

This is your ticket to the 2004 Annual Meeting. Please show it upon arrival.
Annual Meeting activities begin at 8:30 a.m. with product demonstrations and displays. The meeting starts at 10:00 a.m. After the meeting, lunch will be served and the 3M store will open.

         The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.

         Since parking space is limited, you are urged to consider carpooling or public transportation.

                  3M Company
                  3M Center, St. Paul, Minnesota 55144                                                     proxy
------------------------------------------------------------------------------------------------------------------------

The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 11, 2004.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) W. James
McNerney, Jr., Edward A. Brennan, and Rozanne L. Ridgway or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2004 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES
SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN
THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS
THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED.

FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN:

In accordance with the terms of the VIP and Savings Plan, shares allocated to my respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of both the 3M shares held by the VIP that have not been allocated to accounts of participants and the allocated shares for which no instructions are received. If no instructions are provided or if this card is not received on or before May 6, 2004, shares held in my account for the
Savings Plan will be voted by the trustee as directed by the Public Issues Committee of the 3M Board of Directors. If no
instructions are provided or if this card is not received on or before May 6, 2004, shares held in my account for the
VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in their VIP accounts.

                               (Continued, and must be signed and dated on the other side)

VOTING INSTRUCTIONS: THERE ARE THREE WAYS TO VOTE YOUR PROXY
VOTE BY INTERNET -- www.eproxy.com/mmm -- Quick *** Easy *** Immediate

         Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card) to create an electronic ballot.

VOTE BY TELEPHONE -- 1-800-560-1965 -- Quick *** Easy *** Immediate

         Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located on the proxy card). Follow the recorded instructions.

VOTE BY MAIL

         Mark, sign, and date your proxy card and return it in the postage paid envelope provided so that it is received by May 10, 2004 (by May 6, 2004 for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and
the 3M Savings Plan).

         Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. The deadline for Internet or telephone voting is 10:00 p.m. (Central Time)
on May 10, 2004 (by May 6, 2004, for participants in 3M's Employee Stock Ownership Plan and the 3M Savings Plan).

         If you vote your shares on the Internet or by telephone, you do not need to mail back the proxy card.

         YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                                                                                                                  Shares
------------------------------------------------------------------------------------------------------------------------
                 The Board of Directors Recommends a Vote "FOR" Items 1, 2, and 3 and "AGAINST" Item 4.

1.       Election of directors

                  - Nominees to 2007 Class:  (01) Edward A. Brennan; (02) Michael L. Eskew; (03) W. James McNerney, Jr.  (04) Kevin W. Sharer

                  [ ] Vote FOR all nominees                     [ ] Vote FOR ALL EXCEPT
                  [ ] Vote WITHHELD from all nominees           (use number before nominee's name to indicate exceptions):

2.       Ratification of Independent Auditors                                 For [ ]    Against [ ]     Abstain [ ]

3.       Approval of an Amendment to the Certificate of
         Incorporation to Increase the Authorized Common Stock                For [ ]    Against [ ]     Abstain [ ]

4.       Stockholder proposal relating to separation of CEO and Chairman      For [ ]    Against [ ]     Abstain [ ]

------------------------------------------------------------------------------------------------------------------------
5.       In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" ITEMS 1,
2 and 3, and "AGAINST" ITEM 4.

                                                                                _________________________________________

                                                                                Date

                                                                                Please sign exactly as your name(s)
                                                                                appear above. If held in joint tenancy,
                                                                                all persons must sign. Trustees,
                                                                                administrators, etc. should include
                                                                                title and authority. Corporations should
                                                                                provide full name of corporation and
                                                                                title of authorized officer signing the
                                                                                proxy.

Receive Future Proxy Materials Electronically

         Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future proxy voting materials to you by e-mail, along with a link to 3M's proxy voting site. To register for electronic delivery of future proxy materials, go to www.econsent.com/mmm and follow the prompts.